UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☑	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Regional Management Corp.

(Name of Registrant as Specified In its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Notice of 2025 Annual Meeting of Stockholders

and Proxy Statement

Regional Management Corp.
979 Batesville Road, Suite B
Greer, South Carolina 29651
(864) 448-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2025

To the Stockholders of Regional Management Corp.:

We hereby give notice that the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Regional Management Corp. will be held exclusively online via the internet on May 15, 2025, at 1:00 p.m. Eastern Daylight Time. The purposes of the meeting are as follows:

(1) To elect the nine nominees named in the accompanying Proxy Statement to serve as members of our Board of Directors until the next annual meeting of stockholders or until their successors are elected and qualified;

(2) To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

(3) To hold an advisory vote to approve executive compensation; and

(4) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

We began mailing this Notice of Annual Meeting of Stockholders and our Proxy Statement to stockholders on or about April 9, 2025. Only stockholders whose names appear of record on our books at the close of business on April 2, 2025 will be entitled to notice of and to vote at the Annual Meeting or at any adjournments thereof.

We have once again determined that the Annual Meeting will be held in a virtual meeting format only, via the internet, with no physical in-person meeting. If you plan to participate in the virtual meeting, please see “General Information and Frequently Asked Questions” in this Proxy Statement. Stockholders will be able to attend, vote, and submit questions (both before, and during a designated portion of, the meeting) from any location via the internet. The Annual Meeting will be presented exclusively online at www.virtualshareholdermeeting.com/RM2025. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions to management during the Annual Meeting by visiting www.virtualshareholdermeeting.com/RM2025.

To participate in the Annual Meeting (e.g., submit questions and/or vote), you will need the control number provided on your proxy card or voting instruction form. If you are not a stockholder or do not have a control number, you may still access the Annual Meeting as a guest, but you will not be able to participate.

Your vote is important. Whether or not you plan to attend the virtual Annual Meeting, you are urged to cast your vote promptly in order to assure representation of your shares at the meeting and so that a quorum may be established. In advance of the Annual Meeting, you may vote by internet or by mail. If you attend the virtual Annual Meeting, you may revoke your proxy and vote your shares electronically during the meeting.

To vote by internet prior to the meeting, please visit www.proxyvote.com. Have the enclosed proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

To vote by mail, please complete, date, and sign the enclosed proxy card, and mail it in the enclosed envelope. No postage need be affixed if the proxy card is mailed in the United States.

On behalf of our Board of Directors and our management team, we thank you for your interest in Regional Management Corp. and for your participation in the Annual Meeting.

By Order of the Board of Directors

Catherine R. Atwood
SVP, General Counsel, and Secretary

Greer, South Carolina

April 9, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON May 15, 2025: The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/75902K and on our Investor Relations website at www.regionalmanagement.com.

Proxy statement

2025 Annual Meeting of Stockholders

Regional Management Corp. | Notice of Annual Meeting of Stockholders

Other Information	64
Audit Committee Report	64
Security Ownership of Certain Beneficial Owners and Management	65
Certain Relationships and Related Person Transactions	67
Proposals by Stockholders	68
Householding of Annual Meeting Materials	69
Other Business	69

Regional Management Corp. | Notice of Annual Meeting of Stockholders

REGIONAL MANAGEMENT CORP.

979 Batesville Road, Suite B

Greer, South Carolina 29651

PROXY STATEMENT

For the Annual Meeting of Stockholders to Be Held on May 15, 2025

Important Notice Regarding the Availability of Proxy Materials

for the Stockholder Meeting to Be Held on May 15, 2025:

The Notice of Annual Meeting of Stockholders, Proxy Statement, and Annual Report on Form 10-K are available free of charge at https://materials.proxyvote.com/75902K and on the Investor Relations website of Regional Management Corp. at www.regionalmanagement.com.

April 9, 2025

2025 Proxy Statement Summary

This summary highlights information contained elsewhere in this Proxy Statement. It does not contain all of the information that you should consider. You should read the entire Proxy Statement carefully before voting.

Annual Meeting of Stockholders

Date:	May 15, 2025
Time:	1:00 p.m. Eastern Daylight Time
Access:

Virtually via the internet at www.virtualshareholdermeeting.com/RM2025. Instructions as to how you may attend and participate in the virtual Annual Meeting are set forth in the Proxy Statement under “General Information and Frequently Asked Questions – How do I attend and participate in the Annual Meeting online?”

Record Date:	April 2, 2025
Voting:

Stockholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other proposal. Stockholders may vote by proxy or electronically during the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/RM2025. Instructions as to how you may cast your vote are found on the accompanying proxy card and are set forth in the Proxy Statement under “General Information and Frequently Asked Questions – How do I vote?”

Proxy Materials:	The Proxy Statement and the accompanying proxy card are first being mailed on or about April 9, 2025 to the stockholders of Regional Management Corp.

Meeting Agenda

Proposal	Board Vote Recommendation	Page Reference (for more detail)
Election of nine directors	FOR ALL	61
Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	FOR	61
Advisory vote to approve executive compensation	FOR	62
Transact other business as may properly come before the meeting

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 1

Election of Director Nominees

The following table provides summary information about each director nominee. The nominees receiving a plurality of the votes cast at the meeting will be elected as directors.

	Director			Committees
Name	Since	Experience/Qualifications	Independent	AC	HRCC	CGN	RC
Carlos Palomares, Chair of the Board	2012	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Executive Compensation, Accounting, Risk Management	✓	✓	✓
Robert W. Beck	2020	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Marketing, M&A, Accounting, Risk Management, Investor Relations
Julie Booth	2025	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Accounting, Risk Management, Investor Relations	✓	✓
Jonathan D. Brown	2018	Financial Services Industry, Capital Allocation, M&A, Corporate Governance, Investor Relations	✓				✓
Roel C. Campos	2012	Leadership, Cybersecurity, Corporate Governance, Government Affairs, Securities Compliance, Regulatory	✓	C		✓
Maria Contreras-Sweet	2018	Financial Services Industry, Leadership, Corporate Finance, Technology/Innovation, Corporate Governance, Regulatory, Public Relations, Government Affairs	✓		✓	C
Michael R. Dunn	2014	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, M&A, Risk Management, Investor Relations					C
Steven J. Freiberg	2014	Financial Services Industry, Leadership, Credit Risk, Corporate Finance, Marketing, M&A, Executive Compensation, Technology/Innovation, Risk Management, Investor Relations	✓	✓	C
Sandra K. Johnson	2020	Financial Services Industry, Leadership, Information Technology, Cybersecurity, Blockchain Technology, Technology/Innovation, Entrepreneurship	✓			✓	✓

AC = Audit Committee	HRCC = Human Resources and Compensation Committee	CGN = Corporate Governance and Nominating Committee	RC = Risk Committee	C = Committee Chair

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 2

Ratification of Independent Registered Public Accounting Firm

As a matter of good corporate governance, we are asking our stockholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

Advisory Vote to Approve Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are providing our stockholders with the opportunity to vote on a non-binding advisory resolution to approve the compensation of our named executive officers (commonly known as a “say-on-pay vote”).

2024 Compensation-Related Highlights

✓
Continued alignment of executive pay with company performance:
o
2024 incentives were largely performance-contingent, with long-term incentive awards roughly one-half performance-contingent and short-term incentive awards entirely performance-contingent
o
Increased target and threshold levels of performance metrics for performance-contingent awards as a result of stockholder feedback
o
Performance goals were rigorous and were based primarily on objective, quantitative criteria
✓
Maintained competitive compensation and incentive program target opportunities for our executives in order to continue to align their overall compensation with the market for executive talent
✓
Set our short-term incentive plan to provide upside opportunity if performance goals are exceeded, while paying low or no bonus amounts if goals are not achieved
✓
Granted long-term incentives, which include a significant portion that is contingent upon the achievement of rigorous and clearly-defined performance measures, to named executive officers and other key contributors, effectively aligning such individuals’ interests with the long-term interests of our stockholders

Compensation Program “Best Practices” Summary

✓
Compensation program designed to closely align pay with performance
✓
Significant share ownership guidelines for executives
(5x base salary for CEO, 2x for other executive officers)
✓
Significant share ownership guidelines for directors
(5x annual cash retainer)
✓
Significant portion of compensation is variable and/or performance-based
✓
No excessive perquisites

✓
No excise tax gross-ups
✓
Formalized clawback policies
✓
Double-trigger change in control provisions
✓
Prohibition against hedging and pledging
✓
No re-pricing of stock options or stock appreciation rights without stockholder approval
✓
Independent Compensation Committee
✓
Independent compensation consultant

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 3

Fiscal 2024 Compensation Summary

The following table sets forth the cash and other compensation that we paid to our named executive officers or that was otherwise earned by our named executive officers during 2024. See the Summary Compensation Table of the Proxy Statement for additional information.

Name and Principal Position	Salary ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Robert W. Beck,	660,000	2,999,984	1,111,770	151,412	4,923,166
President and Chief Executive Officer
Harpreet Rana,	420,000	889,989	471,660	63,432	1,845,081
Executive Vice President and
Chief Financial and Administrative Officer
Brian J. Fisher,	412,000	674,978	462,676	55,421	1,605,075
Executive Vice President and Chief
Strategy and Development Officer
Manish Parmar,	363,000	544,976	407,649	63,122	1,378,747
Executive Vice President and
Chief Credit Risk Officer
Catherine R. Atwood,	363,000	423,965	407,649	48,035	1,242,649
Senior Vice President,
General Counsel, and Secretary

__________

Note: The amounts shown in the Non-Equity Incentive Plan Compensation column represent performance-based annual cash awards earned in 2024. The amounts shown in the Stock Awards column reflect the aggregate grant date fair value of equity awards granted in 2024.

2026 Annual Meeting of Stockholders

•
Stockholder proposals submitted pursuant to SEC Rule 14a-8 must be received by us no later than December 10, 2025.
•
Notice of stockholder proposals outside of SEC Rule 14a-8, including director nominations pursuant to Rule 14a-19 under the Exchange Act, must comply with the procedures in our Second Amended and Restated Bylaws (the “Bylaws”) and be delivered to us not earlier than January 15, 2026 and not later than February 14, 2026.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 4

GENERAL Information and

Frequently Asked Questions

This proxy statement (the “Proxy Statement”) and the accompanying proxy card are first being sent on or about April 9, 2025, to the stockholders of Regional Management Corp., a Delaware corporation (“Regional,” the “Company,” “we,” “us,” and “our”), in connection with the solicitation of proxies by our Board of Directors (the “Board”) for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 15, 2025, at 1:00 p.m. Eastern Daylight Time and any postponement or adjournment thereof. Our Annual Report on Form 10-K, containing financial statements for the fiscal year ended December 31, 2024, is being mailed together with this Proxy Statement to all stockholders entitled to vote at the Annual Meeting.

Why did I receive a proxy card and Proxy Statement?

As a stockholder of record on April 2, 2025, you are entitled to vote at the Annual Meeting. The accompanying proxy card is for use at the Annual Meeting if a stockholder either will be unable to attend virtually on May 15, 2025 or will attend virtually but wishes to vote by proxy in advance of the Annual Meeting. Even if you plan to attend the virtual Annual Meeting, you are encouraged to vote by proxy in advance. Instructions as to how you may cast your vote by proxy are found on the proxy card. If you attend the virtual Annual Meeting, you may revoke your proxy and vote your shares electronically during the virtual Annual Meeting.

The proxy card is solicited by mail by and on behalf of the Board, and the cost of soliciting proxies will be borne by us. In addition to solicitations by mail, proxies may be solicited in person, by telephone, or via the internet by our directors and officers who will not receive additional compensation for such services. We will request banks, brokerage houses, and other institutions, nominees, and fiduciaries to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies. We will, upon request, reimburse these parties for their reasonable expenses in forwarding proxy materials to our beneficial owners.

How do I attend and participate in the Annual Meeting online?

We will host the Annual Meeting exclusively live online. Any stockholder can attend the Annual Meeting live online at www.virtualshareholdermeeting.com/RM2025. To enter the Annual Meeting, you will need to log in with the control number provided on your proxy card or voting instruction form. Once you are logged in to the Annual Meeting, instructions on how to participate, including how to submit questions and vote during the meeting, will be provided at www.virtualshareholdermeeting.com/RM2025. If you are not a stockholder or do not have a control number, you may still access the meeting as a guest, but you will not be able to participate. We are committed to ensuring that our stockholders have the same rights and opportunities to participate in the Annual Meeting as if it had been held in a physical location. If you have questions about accessing the website for the virtual Annual Meeting, please contact the Company’s Corporate Secretary by sending an email to investor.relations@regionalmanagement.com or calling (864) 448-7000 by May 12, 2025. If you encounter any technical difficulties with the log-in process or during the Annual Meeting, please call the technical support number that will be posted on the virtual Annual Meeting website.

The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and mobile phones) running the most updated version of applicable software and plugins. Stockholders (or their authorized representatives) should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the meeting. Stockholders (or their authorized representatives) should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the meeting.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is:

(i) to elect the nine nominees named in the Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified;

(ii) to ratify the appointment Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025;

(iii) to hold an advisory vote to approve executive compensation; and

(iv) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 5

Who is entitled to vote?

Only stockholders of record at the close of business on April 2, 2025 (the “Record Date”), will be entitled to receive notice of and to vote at the Annual Meeting. As of the Record Date, 10,035,287 shares of our common stock, $0.10 par value per share, were outstanding. The holders of common stock are entitled to one vote per share for each director nominee and to one vote per share on any other proposal presented at the Annual Meeting.

Brokers that are members of certain securities exchanges and that hold shares of our common stock in “street name” on behalf of beneficial owners have authority to vote on certain items when they have not received instructions from beneficial owners. Under the New York Stock Exchange (the “NYSE”) rules and regulations governing such brokers, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm is considered a “discretionary” item. This means that brokers may vote in their discretion on this proposal on behalf of beneficial owners who have not furnished voting instructions. In contrast, certain items are considered “non-discretionary,” and a “broker non-vote” occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal but does not vote on another proposal because, with respect to such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. The proposals to elect directors and to approve executive compensation are considered “non-discretionary,” and therefore, brokers cannot vote your shares on these proposals when they do not receive voting instructions from you.

What constitutes a quorum?

The representation, virtually or by proxy, of at least a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions, and “broker non-votes” are counted as present or represented for purposes of determining the presence or absence of a quorum for the Annual Meeting but do not represent votes cast. Virtual attendance at our Annual Meeting constitutes presence in person for purposes of determining whether there is a quorum at the meeting.

Can I ask questions at the virtual Annual Meeting?

Stockholders as of the Record Date who attend and participate in our virtual Annual Meeting at www.virtualshareholdermeeting.com/RM2025 will have an opportunity to submit questions about topics of importance to the Company’s business and affairs live via the internet during a designated portion of the meeting. Instructions for submitting questions during the virtual Annual Meeting will be available at www.virtualshareholdermeeting.com/RM2025. Stockholders may also submit a question in advance of the Annual Meeting at www.proxyvote.com. In both cases, stockholders must have available their control number provided on their proxy card or voting instruction form. All questions from stockholders that are pertinent to Annual Meeting matters will be answered during the meeting, subject to time limitations.

How do I vote?

Stockholders may vote by proxy or by attending the virtual Annual Meeting online and voting electronically during the Annual Meeting. Instructions as to how you may cast your vote by proxy are set forth below and are found on the accompanying proxy card.

Vote by Internet:

Before the Meeting – Go to www.proxyvote.com

Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on May 14, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During the Meeting – Go to www.virtualshareholdermeeting.com/RM2025

You may attend the meeting via the internet and vote electronically during the meeting. Have your proxy card in hand when you access the website, and follow the instructions.

Vote by Mail: Mark, sign, and date your proxy card and promptly return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 6

Will other matters be voted on at the Annual Meeting?

Aside from the three proposals described above, the Board knows of no other matters to be presented at the Annual Meeting. If any other matter should be presented at the Annual Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board will be voted with respect thereto in accordance with the best judgment of the persons named as proxy holders and attorneys-in-fact in the proxies.

May I revoke my proxy instructions?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (i) filing with our Corporate Secretary, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy; (ii) duly completing a later-dated proxy card relating to the same shares and delivering it to our Corporate Secretary before the taking of the vote at the Annual Meeting; or (iii) attending the virtual Annual Meeting and voting electronically (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina 29651, Attention: Corporate Secretary, before the taking of the vote at the Annual Meeting.

How many votes are required to approve each proposal?

With respect to the proposal to elect directors (Proposal No. 1), the nine nominees receiving the highest number of affirmative votes of the shares present, virtually or represented by proxy, and entitled to vote at the Annual Meeting shall be elected as directors. Votes withheld, abstentions, and “broker non-votes” will have no effect on the election of directors (Proposal No. 1). Regarding the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 (Proposal No. 2), an affirmative vote of a majority of the shares present, virtually or represented by proxy, and voting on such matter is required for approval. Likewise, the compensation of executive officers (Proposal No. 3) will be approved, on an advisory basis, if a majority of the shares present, virtually or represented by proxy, and voting on such matter is cast in favor of the proposal. Abstentions are not counted as votes cast for Proposals No. 2 and No. 3 and will therefore have no impact on these proposals. As Proposal No. 2 is considered “discretionary,” there will be no “broker non-votes” and brokers may vote in their discretion on behalf of beneficial owners who have not furnished voting instructions. As Proposal No. 3 is considered “non-discretionary,” “broker non-votes” are not counted as votes cast and will have no impact on the proposal. Virtual attendance at our Annual Meeting constitutes presence for purposes of the vote required under our Bylaws.

Because your vote on Proposal No. 3 is advisory, it will not be binding on us, our Board, or our Human Resources and Compensation Committee (the “Compensation Committee”). However, the Board and the Compensation Committee will consider the outcome of this vote when making future compensation decisions for our executive officers.

The persons named as proxy holders and attorneys-in-fact in the proxy card, Robert W. Beck and Catherine R. Atwood, were selected by the Board and are officers of the Company. All properly executed proxy cards returned in time to be counted at the Annual Meeting will be voted by such persons at the Annual Meeting. Where a choice has been specified on the proxy card with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such shares will be voted “FOR” the election of all director nominees, “FOR” the ratification of the appointment of our independent registered public accounting firm, and “FOR” the advisory approval of executive compensation.

How can I correspond directly with Regional Management Corp.?

The address of our principal executive office is 979 Batesville Road, Suite B, Greer, South Carolina 29651, and our telephone number is (864) 448-7000. In addition, any person interested in communicating directly with the Chair of our Board or with any other Board member may address such communication to our Corporate Secretary, 979 Batesville Road, Suite B, Greer, South Carolina 29651, who will forward such communication to the appropriate party.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 7

Board of Directors and

Corporate Governance Matters

The Board is responsible for directing and overseeing the management of our business and affairs in a manner consistent with the best interests of the Company and its stockholders. The Board has implemented written Corporate Governance Guidelines designed to assist it in fulfilling its duties and responsibilities. The Corporate Governance Guidelines address a number of matters applicable to directors, including Board composition, structure, and policies; director qualification standards; Board meetings; committees of the Board; roles and expectations of the Board and its directors; director compensation; management succession planning; and other matters. These Corporate Governance Guidelines are available on our Investor Relations website at www.regionalmanagement.com. A stockholder may request a copy of the Corporate Governance Guidelines by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651.

Director Qualifications

Our Corporate Governance and Nominating Committee (the “Nominating Committee”) is responsible for reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board. The Nominating Committee considers minimum individual qualifications, including relevant career experience, strength of character, mature judgment, familiarity with our business and industry, independence of thought, and an ability to work collegially with the other members of the Board, and all other factors it considers appropriate, which may include age, diversity of experience, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations (such as antitrust issues), corporate governance background, financial and accounting background, executive compensation background, and the size, composition, and combined expertise of the existing Board. The Board and the Nominating Committee monitor the mix of specific experience, qualifications, and skills of the Company’s directors in order to ensure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of our business and structure. Stockholders may also nominate directors for election at our annual stockholders’ meeting by following the provisions set forth in our Bylaws, and in such a case, the Nominating Committee will consider the qualifications of directors proposed by stockholders. The Board maintains, and periodically reviews, a Board Diversity Policy (the “Diversity Policy”), a copy of which is available on our Investor Relations website at www.regionalmanagement.com. The Diversity Policy establishes the Board’s approach to achieving and maintaining diversity on the Board. The Board and the Nominating Committee implement the Diversity Policy by maintaining a director candidate list comprised of individuals qualified to fill openings on the Board, which includes candidates with useful expertise who possess a wide range of backgrounds, perspectives, and experiences. Ultimately, the selection of new directors will be based on the Board’s judgment of the overall contributions that a candidate will bring to the Board.

When determining whether director nominees have the experience, qualifications, attributes, and professional and functional skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, the Nominating Committee has focused primarily on the valuable contributions of incumbent directors to our success in recent years and on the skills, experience, and individual attributes that each director nominee brings to the Board, including those discussed in the biographical descriptions and matrix set forth below. It is expected that, without specific approval from the Board, no director will serve on more than five public company boards (including the Board), and no member of the Audit Committee will serve on more than three public company audit committees (including the Audit Committee of the Board).

Current Directors and Director Nominees

The Board has the discretion to determine the size of the Board, the members of which are elected at each year’s annual meeting of stockholders. Our Board currently consists of nine directors: Carlos Palomares, Robert W. Beck, Julie Booth, Jonathan D. Brown, Roel C. Campos, Maria Contreras-Sweet, Michael R. Dunn, Steven J. Freiberg, and Sandra K. Johnson, with Mr. Palomares serving as Chair of the Board. Each of these individuals has been nominated and will stand as a director candidate for election at the Annual Meeting.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 8

Biographical information of each of our directors is provided below. In addition, following the biographical information of our directors, we have provided a matrix summarizing the background, skills, experience, qualifications, and other attributes of our directors that led the Nominating Committee and the Board to conclude that such individuals would provide valuable contributions to our business and should therefore serve our company as its directors.

Carlos Palomares Age: 80 Director Since: 2012 Chair of the Board Member of the Audit Committee and Human Resources and Compensation Committee

Mr. Palomares has been a director of Regional since March 2012 and currently serves as Chair of the Board. Since 2007, Mr. Palomares has been President and Chief Executive Officer of SMC Resources, a consulting practice that advises senior executives on business and marketing strategy. From 2001 to 2007, Mr. Palomares was Senior Vice President at Capital One Financial Corp., and he was Chief Operating Officer of Capital One Federal Savings Bank banking unit from 2004 to 2007. Prior to joining Capital One, Mr. Palomares held a number of senior positions with Citigroup Inc. and its affiliates, including Chief Operating Officer of Citibank Latin America Consumer Bank from 1998 to 2001, Chief Financial Officer of Citibank North America Consumer Bank from 1997 to 1998, President and CEO of Citibank FSB Florida from 1992 to 1997, and Chairman and CEO of Citibank Italia from 1990 to 1992. Mr. Palomares served on the board of directors of Pan-American Life Insurance Group, Inc., a leading provider of life, accident, and health insurance throughout the Americas, from 2007 to 2024. He currently serves as chair of the board of directors of Banesco USA, a privately held financial institution headquartered in Miami, Florida. Mr. Palomares earned a B.S. degree in Quantitative Analysis from New York University.

robert W. Beck Age: 61 President and Chief Executive Officer Director Since: 2020

Mr. Beck has served as President and Chief Executive Officer and as a director of Regional since March 2020. From July 2019 until March 2020, Mr. Beck served as Executive Vice President and Chief Financial Officer of Regional. Prior to joining Regional as Chief Financial Officer in July 2019, he was Executive Vice President and Chief Operating Officer of the Leukemia and Lymphoma Society. Before that, he spent 29 years at Citibank, serving in various roles. Most recently, Mr. Beck was the Chief Operating Officer of Citibank’s US Retail Bank, after previously serving as Chief Financial Officer of Citibank’s US Consumer and Commercial Bank. Prior to that, Mr. Beck served in a number of different roles at Citibank, including head of Citigroup Corporate Finance, head of Citigroup Reengineering, and co-head of Citigroup Corporate M&A. Mr. Beck serves as a member of the National Council for Washington University in St. Louis Olin Business School. Mr. Beck received his B.S. in Business Administration and Management from Washington University in St. Louis and his M.B.A. in Finance and International Business from New York University’s Stern School of Business.

JULIE BOOTH Age: 56 Director Since: 2025 Member of the Audit Committee

Ms. Booth has served as a director of Regional since March 2025. She currently serves as interim CFO of Pharmaceutical Organic Medicine Group (PMOG LLC), a pharmaceutical startup company based in Michigan. Previously, Ms. Booth spent two decades at Rocket Companies ("Rocket"), a Detroit-based fintech platform company with mortgage, real estate, and personal finance businesses, including 14 years as Chief Financial Officer and Treasurer, and prior to that as VP of Finance and Director of Internal Audit. Before joining Rocket, Ms. Booth spent 13 years in the audit group of Ernst & Young LLP, working with a range of private and public clients. Additionally, she has served on a number of boards of directors in the non-profit sector, including serving as Board Chair for Make-A-Wish Michigan and Chair for the Mortgage Bankers Association’s Financial Management Committee.

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JONATHAN D. BROWN Age: 40 Director Since: 2018 Member of the Risk Committee

Mr. Brown has served as a director of Regional since January 2018. He is a partner with Basswood Capital Management L.L.C. (“Basswood”), an alternative asset manager. Mr. Brown joined Basswood in 2009. In his current role, Mr. Brown is responsible for the research and investment analysis of companies across a broad range of sectors, with a specialized focus on financial services. Prior to Basswood, Mr. Brown worked at Sandelman Partners and Goldman Sachs. Mr. Brown graduated from Emory University’s Goizueta School of Business in 2006 with a B.B.A., holding dual concentrations in Finance and Strategy & Management Consulting, as well as a minor in History.

Mr. Brown is the representative of Basswood, our largest stockholder. For a description of our cooperation agreement with Basswood, pursuant to which Mr. Brown is nominated, see “Other Information – Certain Relationships and Related Person Transactions – Cooperation Agreement,” below.

Roel C. Campos Age: 76 Director Since: 2012 Chair of the Audit Committee Member of the Corporate Governance and Nominating Committee

Mr. Campos has served as a director of Regional since March 2012. Mr. Campos formerly practiced law in the areas of securities regulation, corporate governance, and securities enforcement. He most recently served as an equity partner with the law firm of Hughes Hubbard & Reed LLP (2016 to 2024). Prior to joining that firm, Mr. Campos was a partner with Locke Lord LLP (2011 to 2016) and Cooley LLP (2007 to 2011). Prior to that, he received a presidential appointment and served as a Commissioner of the Securities and Exchange Commission (the “SEC”) from 2002 to 2007. Prior to serving with the SEC, Mr. Campos was a founding partner of a Houston-based radio broadcaster. Earlier in his career, he practiced corporate law and later served as a federal prosecutor in Los Angeles, California. Mr. Campos currently serves as an independent director for the board of KPMG US LLP, a professional firm providing audit, tax, and advisory services, as well as various non-profit boards. Mr. Campos also previously served from 2013 to 2017 on the board of directors of WellCare Health Plans, Inc., a public company that provided managed health care services, which was acquired and merged into Centene Corp., a multi-national health care enterprise in 2020. He also previously served as a director of a private registered broker-dealer, Liquidnet Holdings, Inc., which in 2021 was acquired and merged into the TP ICAP group, a London-based broker dealer. Mr. Campos previously served from 2016 to 2020 on the Board of Visitors to the United States Air Force Academy. From 2009 to 2013, Mr. Campos served on the Presidential Intelligence Advisory Board, comprised of selected private citizens who serve as outside advisers to the President on national intelligence issues. Mr. Campos earned his B.S. degree from the United States Air Force Academy, received an M.B.A. degree from the University of California, Los Angeles, and earned his J.D. degree from Harvard Law School.

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MARIA CONTRERAS-SWEET Age: 69 Director Since: 2018 Chair of the Corporate Governance and Nominating Committee Member of the Human Resources and Compensation Committee

Ms. Contreras-Sweet has served as a director of Regional since January 2018. She is the managing partner of Rockway Equity Partners, LLC and Contreras Sweet Companies, LLC. Prior to founding her current businesses, she served as a member of President Obama’s cabinet as the 24th Administrator of the U.S. Small Business Administration from 2014 to 2017, where she was responsible for a $132 billion loan portfolio. She was a founder of ProAmerica Bank, where she served as Executive Chairwoman from 2006 to 2014, and Co-Founder and Managing Partner of Fortius Holdings, LLC, from 2003 to 2006. Prior to that, Ms. Contreras-Sweet served as the California Cabinet Secretary of the Business, Transportation and Housing Agency from 1999 to 2003, where she oversaw 14 departments including the Department of Financial Institutions and Department of Corporations. Earlier in her career, she was a senior executive with Westinghouse Electric Company’s 7-Up/RC Bottling Company. Ms. Contreras-Sweet is a director of TriNet Group, Inc., a publicly traded professional employer organization, where she serves on the nominating and corporate governance committee and chairs the risk committee, as well as Zions Bancorporation, N.A., a publicly traded bank, where she serves on the audit committee and the nominating and corporate governance committee. She previously served as a director of Sempra Group, a publicly traded leading North American energy infrastructure company (and now known as Sempra), from March 2017 to May 2023. Ms. Contreras-Sweet is the Chairman of the Los Angeles World Affairs Council Town Hall, a board member of the Pan American Development Foundation, a Distinguished Fellow of the LARTA Institute, and a board member of the Bipartisan Policy Center. She has been bestowed with numerous honorary doctorates including from Tufts University, Whittier College, and California State University, Los Angeles.

Michael R. Dunn Age: 73 Director Since: 2014 Chair of the Risk Committee

Mr. Dunn has served as a director of Regional since July 2014. He previously served as Chief Executive Officer of Regional from October 2014 through July 2016 and as Executive Chairman of the Board from August 2016 through December 2016. Prior to joining Regional, Mr. Dunn was a partner at the private equity firm of Brysam Global Partners, a specialized firm focusing on investment in international banking and consumer lending companies, from 2007 through 2013. Mr. Dunn served as a board or alternate board member for all of Brysam’s portfolio companies. Prior to that, Mr. Dunn was with Citigroup for over 30 years, where he was the Chief Financial Officer of the Global Consumer Group from 1996 through 2007, adding the title of Chief Operating Officer of the Group in 2005. He was also a member of the Citigroup Management and Operating Committees. Mr. Dunn previously served on the boards of Banamex, a wholly owned Mexican bank subsidiary of Citigroup, and on the U.S.-based Student Loan Corporation, of which Citigroup owned a majority interest. He holds a B.S. degree from New York University and attended the University of Michigan Executive Program. He is a Certified Public Accountant in New York State.

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Steven J. Freiberg Age: 68 Director Since: 2014 Chair of the Human Resources and Compensation Committee Member of the Audit Committee

Mr. Freiberg has served as a director of Regional since July 2014. He is the founder of Grand Vista Partners (a private investment office), a Senior Advisor to Towerbook Capital Partners (an investment management firm), a Senior Advisor to The Boston Consulting Group (a global consulting firm), and a Senior Advisor to the Portage Structured Equity Fund. Previously, Mr. Freiberg served as Interim Chief Financial Officer of Social Finance, Inc. from 2017 until 2018 and as a director and the Chief Executive Officer of E*TRADE Financial Corporation from 2010 until 2012. Prior to joining E*TRADE, Mr. Freiberg spent 30 years serving in various roles at Citigroup and its predecessor companies and affiliates, including Co-Chairman/Chief Executive Officer of Citigroup’s Global Consumer Group, Chairman and Chief Executive Officer of Citi Cards (Citigroup’s leading global credit card business), and Chairman and Chief Executive Officer of Citigroup’s North American Investment Products Division. Mr. Freiberg currently serves as Vice Chair of the board of directors of SoFi Technologies, Inc. (a publicly traded personal finance company where he chairs the audit committee and the compensation committee and serves on the risk committee), in addition to serving as Chairman of SoFi Bank (an online-only bank). Mr. Freiberg also serves on the governing body of Purchasing Power, LLC (a private specialty e-retailer offering consumer products, vacations, and online education services through payment plans). He is also chairman of the board of directors of Rewards Network, one of the largest merchant-funded, card-linked reward networks in the United States. Mr. Freiberg served on the board of directors of MasterCard Incorporated, a publicly traded multinational financial services corporation, from 2006 to 2022, Compass Digital Acquisition Corp. from 2021 to 2023, and Portage Fintech Acquisition Corp from 2021 to 2023.

Sandra k. johnson, Ph.D. Age: 64 Director Since: 2020 Member of the Corporate Governance and Nominating Committee and Risk Committee

Dr. Johnson has served as a director of Regional since April 2020. Since 2014, she has served as the Chief Executive Officer of SKJ Visioneering, LLC, a technology consulting company. She previously served as the Chief Executive Officer, and Chief Technology Officer of Global Mobile Finance, Inc., a fintech startup company, from 2018 to 2023. From November 2012 to February 2014, Dr. Johnson served as the Chief Technology Officer for IBM Central, East and West Africa. Prior to 2014, she spent 11 years as a Senior Technical Staff Member of the IBM Systems and Technology Group, serving in various roles, including Business Development Executive for IBM Middle East and Africa, Chief Technology Officer for IBM’s Global Small and Medium Business, and the Linux Performance Architect. Dr. Johnson has conducted extensive research and published her findings in numerous computer-related and information technology areas, she has authored and co-authored over 80 publications, and she was part of the design team that developed the prototype for the IBM Scalable Parallel Processor (SP2), the base machine for “Deep Blue,” IBM’s world-famous chess machine. Dr. Johnson was a member of the IBM Academy of Technology, a group consisting of the top 1% of IBM’s over 250,000 technical professionals. She has also received numerous technical and professional awards and is an IBM Master Inventor with over 40 patents issued and pending. Dr. Johnson serves on the board of directors of Pan-American Life Insurance Group, Inc., a leading provider of life, accident, and health insurance throughout the Americas. Dr. Johnson earned her B.S., M.S., and Ph.D. degrees in electrical engineering from Southern University, Stanford University, and Rice University, respectively. She is the first African American woman to earn a Ph.D. in computer engineering. Dr. Johnson is a member of the Institute of Electrical and Electronics Engineers (“IEEE”) and the Association for Computing Machinery (“ACM”). She is also an IEEE Fellow and an ACM Distinguished Engineer.

There are no family relationships among any of our directors or executive officers.

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Matrix of Director Skills, Experience, and Demographic Background

The following table provides our stockholders and other interested parties with an overview of our directors’ skills, experience, and demographic background. These qualities are of particular value to our business and led the Nominating Committee and the Board to conclude that such individuals would provide valuable contributions to our company and should therefore serve our company as its directors.

	Robert W. Beck	Julie Booth	Jonathan D. Brown	Roel C. Campos	Maria Contreras-Sweet	Michael R. Dunn	Steven J. Freiberg	Sandra K. Johnson	Carlos Palomares
Skills and Experience
Financial Services Industry	✓	✓	✓		✓	✓	✓	✓	✓
Other Public Co. Board of Directors				✓	✓		✓
Executive Management	✓	✓		✓	✓	✓	✓	✓	✓
Entrepreneurship/Business Operations	✓	✓		✓	✓	✓	✓	✓	✓
Credit Risk Management	✓	✓				✓	✓		✓
Corporate Finance or Capital Allocation	✓	✓	✓		✓	✓	✓		✓
Marketing and/or Public Relations	✓			✓	✓		✓	✓
Marketing to Hispanic Population				✓	✓				✓
Mergers and Acquisitions	✓	✓	✓	✓		✓	✓
Human Resources/Executive Comp	✓				✓		✓		✓
Cybersecurity or Technology/Innovation	✓	✓		✓	✓		✓	✓
Information Technology and AI								✓
Corporate Governance		✓	✓	✓	✓			✓
Government Affairs				✓	✓
Regulatory and/or SEC Compliance		✓		✓	✓			✓
Audit Committee Financial Expert		✓					✓		✓
SOX and Internal Audit	✓	✓		✓		✓	✓		✓
Risk Management	✓	✓			✓	✓	✓	✓	✓
Business Ethics	✓	✓		✓	✓	✓	✓	✓	✓
Investor Relations	✓	✓	✓			✓	✓
Demographic Background
Board Tenure and Independence
Year First Appointed or Elected	2020	2025	2018	2012	2018	2014	2014	2020	2012
Board Independent		✓	✓	✓	✓		✓	✓	✓
Gender
Male	✓		✓	✓		✓	✓		✓
Female		✓			✓			✓
Age
Years Old	61	56	40	76	69	73	68	64	80
Race/Ethnicity
White/Caucasian	✓	✓	✓			✓	✓
Hispanic/Latino				✓	✓				✓
African American								✓

Board Independence

The Board determined that each of Ms. Contreras-Sweet, Dr. Johnson, and Messrs. Brown, Campos, Freiberg, and Palomares were independent during 2024 in accordance with the criteria established by the NYSE for independent board members. The Board has also determined that Ms. Booth, who was appointed to the Board in 2025, is also independent. The Board performed a review to determine the independence of its members and made a subjective determination as to each of these independent directors that no transactions, relationships, or arrangements exist that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director of the Company. In making these determinations, the Board reviewed the information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and its management. We define an “independent” director in accordance with Section 303A.02 of the NYSE

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Rules. The categorical standards that the Board has established to assist it in making independence determinations can be found in our Corporate Governance Guidelines on our Investor Relations website at www.regionalmanagement.com.

Leadership Structure

As described in the Corporate Governance Guidelines, the Board may select its Chair and our Chief Executive Officer in any way that it considers to be in our best interests. Therefore, the Board does not have a policy on whether the roles of Chair and Chief Executive Officer should be separate or combined and, if they are to be separate, whether the Chair should be selected from the independent directors.

Mr. Palomares was appointed to serve as Chair of our Board in July 2019. At this time, the Board believes that the separation of the roles of Chair and Chief Executive Officer promotes communication between the Board, the Chief Executive Officer, and other senior management, and enhances the Board’s oversight of management. We believe that our leadership structure provides increased accountability of our Chief Executive Officer to the Board and encourages balanced decision-making. We also separate the roles in recognition of the differences in the roles. While the Chief Executive Officer is responsible for day-to-day leadership of the Company and the setting of strategic direction, the Chair provides guidance to the Chief Executive Officer and coordinates and manages the operations of the Board and its committees.

At this time, the Board believes that its current leadership structure, with an independent Chair, is appropriate for the Company and provides many advantages to the effective operation of the Board. The Board will periodically evaluate and reassess the effectiveness of this leadership structure.

Meetings

The Board held 16 meetings during the fiscal year ended December 31, 2024. During 2024, all of our directors attended at least 75% of the aggregate number of meetings of the Board and committees on which he or she served. In addition to formal Board meetings, our Board communicates from time to time via telephone, electronic mail, and informal meetings, and our Board and its committees may act by written consent in lieu of a formal meeting. Our non-employee directors met in executive session at each of our regular, quarterly Board meetings in 2024, and the independent members of our Board also periodically met in executive session in 2024. Mr. Palomares presides over each executive session of our non-employee directors and independent directors.

Other than an expectation set forth in our Corporate Governance Guidelines that each director will make every effort to attend the annual meeting of stockholders, we do not have a formal policy regarding the directors’ attendance at annual meetings. All of our directors, other than Ms. Booth who was appointed in 2025, attended our last annual meeting of stockholders held on May 16, 2024.

Committees of the Board

Our Board has four standing committees: the Audit Committee, the Human Resources and Compensation Committee, the Corporate Governance and Nominating Committee, and the Risk Committee. The composition and responsibilities of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board.

Directors	Audit	Human Resources and Compensation	Corporate Governance and Nominating	Risk
Julie Booth	✓
Jonathan D. Brown				✓
Roel C. Campos	Chair		✓
Maria Contreras-Sweet		✓	Chair
Michael R. Dunn				Chair
Steven J. Freiberg	✓	Chair
Sandra K. Johnson			✓	✓
Carlos Palomares	✓	✓
Number of Meetings Held in 2024:	5	7	5	4

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Audit Committee

The Audit Committee is a separately-designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee currently consists of Mr. Campos (Chair), Ms. Booth, and Messrs. Freiberg and Palomares. In accordance with SEC rules and NYSE rules, each of the members of our Audit Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of audit committee membership independence. In addition, the Board has examined the SEC’s definition of “audit committee financial expert” and has determined that Ms. Booth and Messrs. Freiberg and Palomares satisfy this definition.

Pursuant to the Audit Committee’s written charter, our Audit Committee is responsible for, among other things:

•
appointing and overseeing our independent registered public accounting firm and pre-approving the audit and non-audit services to be performed by our independent auditors;
•
discussing the scope and results of the audit with the independent registered public accounting firm;
•
assisting the Board in evaluating the qualifications, performance, and independence of our independent auditors;
•
assisting the Board in monitoring the quality and integrity of our financial statements and our accounting and financial reporting processes;
•
assisting the Board in monitoring our compliance with legal and regulatory requirements;
•
assisting the Board in reviewing the adequacy and effectiveness of our internal control over financial reporting processes;
•
assisting the Board in monitoring the performance of our internal audit function;
•
reviewing with management and our independent auditors our annual and quarterly financial statements;
•
establishing procedures for the receipt, retention, and treatment of complaints received by us regarding accounting, internal accounting controls, or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and
•
preparing the audit committee report that the SEC requires in our annual proxy statement.

Human Resources and Compensation Committee

Our Human Resources and Compensation Committee (the “Compensation Committee”) consists of Mr. Freiberg (Chair), Ms. Contreras-Sweet, and Mr. Palomares. In accordance with NYSE rules, each member of our Compensation Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of compensation committee membership independence. Pursuant to the Compensation Committee’s written charter, our Compensation Committee is responsible for, among other things:

•
reviewing and approving, or making recommendations to the Board with respect to, corporate goals and objectives relevant to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and either as a committee or together with the other independent directors (as directed by the Board), determining and approving our Chief Executive Officer’s compensation level based on such evaluation;
•
reviewing and approving the compensation of our executive officers, including annual base salaries, annual bonuses, equity compensation, employment agreements, and severance and termination arrangements;
•
reviewing and recommending to the Board the compensation of our non-employee directors;
•
reviewing and discussing annually with management our “Compensation Discussion and Analysis;”
•
preparing the Report of the Compensation Committee;
•
overseeing the Company’s policies, programs, and initiatives related to human capital management, Company culture, employee engagement and talent recruitment, development, and retention;
•
reviewing and making recommendations with respect to our equity compensation plans.

The Compensation Committee is entitled to delegate any or all of its responsibilities to subcommittees of the Compensation Committee. Additionally, the Compensation Committee may delegate to one or more of our officers the authority to make grants and awards of cash or options or other equity securities to any of our non-Section 16 officers under our incentive-compensation or

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other equity-based plans, as the Compensation Committee deems appropriate and in accordance with the terms of such plans, provided that such delegation is in compliance with such plans and applicable law.

The Compensation Committee has the authority to hire outside advisors and experts, including compensation consultants to assist it with director and executive officer compensation determinations. See “Compensation Discussion and Analysis – Compensation Objectives and Approaches – Compensation Determination Process” for information about our independent compensation consultant.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee (the “Nominating Committee”) consists of Ms. Contreras-Sweet (Chair), Mr. Campos, and Dr. Johnson. In accordance with NYSE rules, each of the members of our Nominating Committee is an independent director in accordance with the criteria established by the NYSE for the purpose of corporate governance and nominating committee membership independence. Pursuant to the Nominating Committee’s written charter, the Nominating Committee is responsible for, among other things:

•
assisting our Board in identifying prospective director nominees and recommending nominees to the Board;
•
recommending members for each committee of our Board;
•
developing and overseeing a process for the annual evaluation of the Board, committees of the Board, and management;
•
overseeing, in coordination with other committees of the Board, as applicable, the Company’s policies, programs, strategies and reporting related to environmental, social, and governance matters;
•
evaluating the Company’s stockholder engagement practices and considering feedback received from stockholders; and
•
reviewing (i) developments in corporate governance practices, (ii) the adequacy of our certificate of incorporation and Bylaws, and (iii) the Company’s Corporate Governance Guidelines (on a biennial basis).

The Nominating Committee will consider a candidate for director proposed by a stockholder. A candidate must be highly qualified and be both willing to serve and expressly interested in serving on the Board. A stockholder wishing to propose a candidate for the Nominating Committee’s consideration in connection with the 2026 Annual Meeting of Stockholders (“2026 Annual Meeting”) should forward the candidate’s name and information about the candidate’s qualifications to Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina 29651, Attn: Corporate Secretary, not earlier than January 15, 2026 nor later than February 14, 2026.

The Nominating Committee will select individuals, including candidates proposed by stockholders, as director nominees who have the highest personal and professional integrity, who have demonstrated exceptional ability and judgment, and who will be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of our stockholders. In evaluating nominees, the Nominating Committee will consider, among other things, the director qualifications described above and will apply the objectives outlined in our Diversity Policy.

Risk Committee

Our Risk Committee consists of Mr. Dunn (Chair), Mr. Brown, and Dr. Johnson. Pursuant to the Risk Committee’s written charter, the Risk Committee is responsible for, among other things:

•
reviewing and discussing our enterprise risk management program with management and our independent registered public accounting firm;
•
reviewing the key risks facing the Company and discussing those risks with management;
•
assessing the allocation of risk oversight among the committees of the Board; and
•
reviewing and discussing with management the Company’s preparedness for handling business interruption and annually approving the Company’s Business Continuity Plan.

Availability of Committee Charters

The charters of each of our Board committees, which contain more complete explanations of the roles and responsibilities of each of our Board committees, are posted on our Investors Relations website at www.regionalmanagement.com. Information on

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our website is not considered part of this Proxy Statement. A stockholder may request a copy of any or all of these committee charters by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651.

Role in Risk Oversight

As part of its role in risk oversight, our Risk Committee is responsible for reviewing our risk assessment and risk management practices, and for discussing its findings with both management and our independent registered public accounting firm. Management has established an Enterprise Risk Management Program (the “ERM Program”) to ensure that all of the Company’s risks are managed appropriately and consistently at an enterprise-wide level. The ERM Program details principles used to support effective enterprise-wide risk management across the end-to-end risk management lifecycle, and it provides clarity on the expected activities in relation to risk management of the Board, management, and all employees throughout the organization. The Board and the Risk Committee periodically receive ERM Program updates from management, review the risks that may potentially affect us, and review management’s efforts to manage those risks, including risks reflected in our periodic filings.

The Board may also request supplemental information and disclosure about specific areas of interest and concern relevant to risks it believes are faced by us and our business. The Board also considers emerging or evolving risks as they arise and may either meet as a full Board or assign risks to a committee for continuing oversight. Topics considered span a broad range of matters, including: maintaining the health and safety of our employees; evaluating the impact of elevated inflation and higher interest rates on strategy, operations, liquidity, and financial matters; and supporting the communities in which we operate.

The Board believes that our current leadership structure enhances its oversight of risk management because our Chief Executive Officer, who is ultimately responsible for our risk management process, is in the best position to discuss with the Board these key risks and management’s response to them by also serving as a director of the Company.

Role in Cybersecurity Oversight

As part of its risk oversight role, the Board and the Risk Committee provide oversight of management’s efforts to mitigate risk and respond to cyber incidents. The Risk Committee regularly engages with management and/or third-party consultants to assess the cyber threat landscape; evaluate our information security program; review the results of penetration testing; and analyze the design, effectiveness, and ongoing enhancement of our capabilities to monitor, prevent, and respond to cyber threats and events. Management generally briefs the Risk Committee quarterly on information security matters. The Risk Committee then reports any material developments to the Board. The Company further utilizes a comprehensive enterprise-wide cybersecurity program aligned with the National Institute of Standards and Technology Cybersecurity Framework (NIST CSF) industry standard and maintains insurance designed to address certain aspects of cyber risks. Further, the Company requires all employees to perform annual cybersecurity training.

Code of Business Conduct and Ethics

Our Board has adopted a Code of Business Conduct and Ethics (the “Code of Ethics”). The Code of Ethics applies to all of our directors, officers, and employees and must be acknowledged in writing by our Chief Executive Officer and Chief Financial Officer. The Code of Ethics is posted on our Investor Relations website at www.regionalmanagement.com. A stockholder may request a copy of the Code of Ethics by contacting our Corporate Secretary at 979 Batesville Road, Suite B, Greer, South Carolina 29651. To the extent permissible under applicable law, the rules of the SEC, and NYSE listing standards, we intend to disclose on our website any amendment to our Code of Ethics, or any grant of a waiver from a provision of our Code of Ethics, that requires disclosure under applicable laws, the rules of the SEC, or NYSE listing standards.

Insider Trading Policy

We have an insider trading policy (“Insider Trading Policy”) that governs the purchase, sale, and other transactions in our securities by our directors, officers, and employees, and Regional Management Corp. itself. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable NYSE listing standards. The Insider Trading Policy was filed as Exhibit 19.1 to our Annual Report on Form 10-K.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2024, Ms. Contreras-Sweet and Messrs. Freiberg and Palomares served on our Compensation Committee. No member of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries or had any relationship during the fiscal year ended December 31, 2024, that would be required to be disclosed pursuant to Item 404 of Regulation S-K. In addition, during the fiscal year ended December 31, 2024, none of our executive

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officers served on the compensation committee (or equivalent) or the board of directors of another entity whose executive officer(s) served on our Board or Compensation Committee.

Communications with the Board

Each member of the Board is receptive to and welcomes communications from our stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, including, without limitation, the Chair of the Board, any independent director, or the independent directors as a group, by addressing such communications or concerns to our Corporate Secretary, 979 Batesville Road, Suite B, Greer, South Carolina, 29651, who will forward such communications to the appropriate party.

If a complaint or concern involves accounting, internal accounting controls, or auditing matters, the correspondence will be forwarded to the chair of the Audit Committee. If no particular director is named, such communication will be forwarded, depending on the subject matter, to the chair of the Audit Committee, Compensation Committee, Nominating Committee, or Risk Committee, as appropriate.

Anyone who has concerns regarding (i) questionable accounting, internal accounting controls, and auditing matters, including those regarding the circumvention or attempted circumvention of internal accounting controls or that would otherwise constitute a violation of our accounting policies, (ii) compliance with legal and regulatory requirements, or (iii) retaliation against employees who voice such concerns, may communicate these concerns by writing to the attention of the Audit Committee as set forth above or by calling (800) 224-2330 at any time.

Director Compensation

Quality non-employee directors are critical to our success. We believe that the two primary duties of non-employee directors are to represent the long-term interests of our stockholders effectively and to provide guidance to management. As such, our compensation program for non-employee directors is designed to meet several key objectives:

•
Adequately compensate directors for their responsibilities and time commitments as directors of a public company;
•
Attract the highest caliber non-employee directors by offering a compensation program consistent with those at companies of similar size, complexity, and business character;
•
Align the interests of directors with our stockholders by providing a significant portion of compensation in equity and requiring directors to own our stock; and
•
Provide compensation that is simple and transparent to stockholders and reflects corporate governance best practices.

The Compensation Committee, with the assistance of its independent compensation consultant, reviews the compensation of our non-employee directors. In benchmarking director compensation, we use the same compensation peer group that is used to benchmark compensation for our named executive officers (see “Compensation Discussion and Analysis – Compensation Objectives and Approaches – Compensation Determination Process” for information about the peer group).

Our employees who serve as directors receive no separate compensation for service on the Board or its committees. We maintain a non-employee director compensation program structured as follows:

•
Board Cash Retainer: Each non-employee director receives an annual cash retainer of $70,000 payable in quarterly installments ($95,000 in the case of the chair or lead independent director, if applicable, of the Board).
•
Committee Member Cash Retainer: Each member of a Board committee receives an additional annual cash retainer of $8,750 per committee service payable in quarterly installments ($17,500 in the case of the chair of each committee).
•
Board Equity-Based Award: Each non-employee director receives, on an annual basis, shares of restricted common stock with a value equal to $110,000 ($135,000 in the case of the chair or lead independent director, if applicable, of the Board).
•
Committee Member Equity-Based Award: Each member of a Board committee receives, on an annual basis, additional shares of restricted common stock with a value equal to $8,750 per committee service ($17,500 in the case of the chair of each committee).

The restricted stock awards (each, an “RSA”) are granted on the fifth business day following the date of the annual stockholders’ meeting at which directors are elected. The number of shares subject to the RSA is determined by dividing the value of the award by the closing price per share of the Company’s common stock on the grant date. The RSA vests and becomes

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non-forfeitable as to 100% of the underlying shares on the earlier of the first anniversary of the grant date or the date of the next annual stockholders’ meeting (so long as the period between the date of the annual stockholders’ meeting related to the grant date and the date of the next annual stockholders’ meeting is not less than 50 weeks), subject to the director’s continued service from the grant date until the vesting date, or upon the earlier occurrence of the director’s termination of service as a director by reason of death or disability or upon a change in control of the Company. In the event of the director’s termination of service for any other reason, the director forfeits the RSA immediately. The RSA is subject to the terms and conditions of the Regional Management Corp. 2024 Long-Term Incentive Plan (the “2024 Plan”) and an RSA agreement, the form of which was previously approved by the Compensation Committee and the Board and filed with the SEC.

Under the 2024 Plan, the maximum number of shares of common stock subject to awards granted during any 12-month period to a non-employee director, taken together with any cash fees paid during such 12-month period to such non-employee director in respect of Board service, may not exceed $600,000 in total value (calculating the value of any such awards based on the fair market value per share of common stock on the grant date of the award). In the event that the service of a director as a director, committee member, or Board or committee chair commences or terminates during the director’s annual service to us, the director’s cash compensation will be adjusted on a pro-rata basis. Annual service relates to the approximately 12-month period between our annual meetings of stockholders. Each director is also reimbursed for reasonable out-of-pocket expenses incurred in connection with his or her service on our Board, including the cost of attending continuing education seminars related to corporate board of directors service and other topics relevant to the Company.

The following table provides information regarding the compensation paid to each of our non-employee directors for their service as non-employee directors during the fiscal year ended December 31, 2024. As Ms. Booth was appointed as a director in March 2025, she received no compensation during the fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)
Jonathan D. Brown	83,025	118,725	201,750
Roel C. Campos	101,155	136,232	237,387
Maria Contreras-Sweet	100,840	136,232	237,072
Michael R. Dunn	92,090	127,478	219,568
Steven J. Freiberg	101,155	136,232	237,387
Sandra K. Johnson	92,090	127,478	219,568
Carlos Palomares	117,990	152,492	270,482

__________

(1)
The amount paid in cash includes the relevant cash retainers described above plus cash payments pursuant to the vesting of dividend equivalent rights held by the directors.
(2)
On May 23, 2024, in accordance with the non-employee director compensation program outlined above, we awarded all of the Company’s non-employee directors shares of restricted common stock in the following amounts: Mr. Brown, 4,381 shares; Mr. Campos, 5,027 shares; Ms. Contreras-Sweet, 5,027 shares; Mr. Dunn, 4,704 shares; Mr. Freiberg, 5,027 shares; Dr. Johnson, 4,704 shares; and Mr. Palomares, 5,627 shares. These annual RSAs vest on the earlier of the first anniversary of the grant date or the date of the next annual stockholders’ meeting (so long as the period between the date of the annual stockholders’ meeting related to the grant date and the date of the next annual stockholders’ meeting is not less than 50 weeks), subject to continued service of the director until the vesting date or as otherwise provided in the award agreement. Amounts shown are the aggregate grant date fair value of stock awards computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718.

The total number of shares subject to RSAs held by each of our non-employee directors as of December 31, 2024 was: Mr. Brown, 4,381 shares; Mr. Campos, 5,027 shares; Ms. Contreras-Sweet, 5,027 shares; Mr. Dunn, 4,704 shares; Mr. Freiberg, 5,027 shares; Dr. Johnson, 4,704 shares; and Mr. Palomares, 5,627 shares. The total number of shares subject to nonqualified stock options held by each of our non-employee directors as of December 31, 2024 was: Mr. Palomares, 18,670 shares. As of December 31, 2024, Mr. Brown, Mr. Campos, Ms. Contreras-Sweet, Mr. Dunn, Mr. Freiberg, and Dr. Johnson had no option awards outstanding. The outstanding equity awards held by Mr. Beck as of December 31, 2024 are set forth in the Outstanding Equity Awards at Fiscal Year-End table that is presented elsewhere in this Proxy Statement.

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Currently, our director stock ownership requirement is 5x the annual cash retainer, inclusive of any committee service retainers. As of December 31, 2024, all directors (excluding Ms. Booth who was appointed to the Board in March 2025) were in compliance with our stock ownership guidelines.

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Executive Officers

The following is a brief description of the background, business experience, and certain other information regarding each of our executive officers:

Robert W. Beck (age 61) has served as President and Chief Executive Officer and as a director of Regional since March 2020. From July 2019 until March 2020, Mr. Beck served as Executive Vice President and Chief Financial Officer of Regional. Mr. Beck’s full biographical information is set forth above under “Board of Directors and Corporate Governance Matters – Current Directors and Director Nominees.”

Harpreet Rana (age 53) has served as Executive Vice President and Chief Financial Officer of Regional since November 2020, assuming the title of Chief Financial and Administrative Officer of Regional in December 2024. Ms. Rana has over 20 years of financial services experience, with extensive skills related to capital and credit management, driving profitable portfolio growth, digital product development and transformation, and retail banking management. From 2016 through 2020, Ms. Rana was Managing Director, North America Retail Bank at Citigroup. From 2013 through 2015, she held various additional lead positions in business and finance roles at Citigroup, including Head of US Retail Deposit & Lending Products. Ms. Rana received her B.A. from the University of British Columbia in Vancouver, Canada and her M.B.A. from the University of Rochester in Rochester, New York.

Brian J. Fisher (age 41) has served as Executive Vice President and Chief Strategy and Development Officer since September 2020. Between January 2013 and September 2020, Mr. Fisher served as General Counsel and Secretary of Regional. Prior to joining Regional, Mr. Fisher was an attorney in the Corporate and Securities practice group of Womble Carlyle Sandridge and Rice, LLP (now known as Womble Bond Dickinson (US) LLP) from 2009 to 2013. Mr. Fisher holds a B.A. degree in Economics from Furman University and a J.D. degree from the University of South Carolina School of Law.

Manish Parmar (age 47) has served as Executive Vice President and Chief Credit Risk Officer of Regional since January 2020. Mr. Parmar has 20 years of credit and financial experience across a broad range of functions, including credit risk, analytics, financial partnerships, database marketing, and modeling. Prior to joining Regional, Mr. Parmar was Chief Credit and Analytics Officer at Conn’s, Inc., a publicly traded specialty retailer, since 2018. Prior to his tenure at Conn’s, Mr. Parmar held several senior management roles at Discover Financial Services from 2013 to 2018, ultimately becoming its Head of Consumer Credit Risk Management. Mr. Parmar received a Bachelor of Chemical Engineering from the University of Mumbai in India, and his M.B.A. from Bauer College of Business at the University of Houston.

Catherine R. Atwood (age 42) has served as Senior Vice President, General Counsel, and Secretary of Regional since September 2020. Prior to September 2020, Ms. Atwood served as VP, Deputy General Counsel, and Chief Compliance Officer since May 2017. From August 2014 (when she joined Regional) until May 2017, she served as Deputy General Counsel. Prior to joining Regional, Ms. Atwood was an attorney in the Business Litigation practice group of Womble Carlyle Sandridge & Rice, LLP (now known as Womble Bond Dickinson (US) LLP) from 2008 to 2014. Ms. Atwood holds a B.A. degree in Political Science from Clemson University and a J.D. degree from the University of Georgia School of Law.

There are no family relationships among any of our directors or executive officers.

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COMPENSATION Discussion and Analysis

The following discussion of the compensation arrangements of our executive officers should be read together with the compensation tables and related disclosures contained elsewhere in this Proxy Statement. Actual compensation programs that we adopt following the date of this Proxy Statement may differ materially from the existing and currently planned programs summarized in this discussion.

Executive Summary of Compensation Programs

Company Performance and Business Highlights in 2024

As the macroeconomic environment stabilized in 2024, we improved our performance from 2023 in nearly all facets of our operations – growing our loan portfolio, improving our credit performance, and significantly enhancing our net income and return on assets. While economic conditions prevented us from fully returning to normalized results in 2024, we are pleased with how we have navigated the inflationary environment. Our continued strategic execution, strong liquidity position, prudent underwriting, and relentless focus on operational efficiencies have enabled us to navigate through the last several years with resilience. While we continue to watch the macroeconomic environment closely, we are encouraged by the adaptability of the subprime consumer and expect our returns to continue normalizing over the longer term.

•
Loan Portfolio Growth and Increased Revenues: In 2024, we grew our net finance receivables by $121 million, or 6.8%, to an all-time high of $1.9 billion as of December 31, 2024, while also maintaining a tight credit box, focusing on the origination of our highest confidence loan assets, and deriving the majority of our originations from our top two risk ranks. Our receivables growth in turn fueled record revenue of $589 million in 2024, up 6.7% from 2023.
•
Expense Discipline and Operational Efficiency: We also continued to closely manage expenses and drive operational efficiencies while thoughtfully investing in our business in 2024. Our operating expense ratio (sum of general and administrative expenses divided by average net finance receivables) has improved over the years as we have grown our loan portfolio and controlled expense growth. The ratio improved to 13.8% in 2024, which is 40 basis points better than the prior year and 180 basis points better than 2019.
•
Strong Capital Management and Return of Excess Capital: In 2024, we initiated a stock repurchase program of up to $30 million of our common stock. Our strong balance sheet, with low leverage, healthy reserves, and ample liquidity, enabled us to fund our growth while returning $16 million in excess capital to shareholders via our dividend and repurchase programs. We also ended the year in a strong capital position—$466 million of unused borrowing capacity and $137 million of available liquidity from which to fund our growth and operations. At year-end, 79% of our debt was fixed rate, with a weighted average coupon of 4.1% and a weighted average revolving duration of 1.3 years.
•
Strong Bottom-Line Results in a Difficult Economic Environment: In 2024, we generated $41.2 million of net income and diluted earnings per share of $4.14, up sharply from our 2023 results. Our management team skillfully managed through an uncertain economic environment, providing valuable financial products and services to our customers while anticipating, preparing for, and reacting to conditions that have been particularly challenging for our customer base.

We are pleased with our strong operating and financial results in 2024, and we believe that the compensation paid to our named executive officers (or our “NEOs”) for 2024 appropriately reflects and rewards their contributions to our performance.

Compensation Program Highlights in 2024

As in all previous years, our Compensation Committee carefully reviewed our executive compensation program in 2024 to ensure that its design continued to achieve our intended objectives and reflect executive compensation “best practices.” In addition, as described in greater detail below, we engaged with our stockholders following our 2024 annual meeting of stockholders (the “2024 Annual Meeting”) to receive their feedback on executive compensation matters, in light of the 2024 “say-on-pay” proposal having received support of only 68% of shares voted.

In light of discussions with stockholders—and as an interim step for equity awards that were scheduled to be granted shortly after the 2024 Annual Meeting—the Compensation Committee determined to make certain changes to the performance metrics of 2024 long-term incentive awards. Our long-term incentive program provides for the delivery of two award vehicles: (i) performance restricted stock units (“PRSUs”), a performance-based award with a three-year performance period; and (ii) restricted stock awards (“RSAs”) or restricted stock unit awards (“RSUs“) (collectively, “Restricted Stock“), each a time-based award with a three-year vesting schedule. For the 2024 PRSU awards, our Compensation Committee enhanced the rigor of the awards by increasing the threshold and target absolute total shareholder return (“TSR”) vesting conditions. For additional detail regarding the award and

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vesting structure for PRSU awards granted in 2024, please see “Compensation Discussion and Analysis – Long-Term Incentive Awards – Components of 2024 Long-Term Incentive Program.”

The Compensation Committee determined not to increase base salaries or long-term incentive awards amounts in 2024 due to the uncertain macroeconomic environment. Additionally, the Compensation Committee did not make any material changes to the annual incentive program in 2024. In making the determinations with respect to our executive compensation program, our Compensation Committee received advice from its independent compensation consultant, Frederic W. Cook & Co., Inc. (“FW Cook”).

Following the grant of the 2024 long-term incentive program awards in June 2024, the Company continued its stockholder outreach with regard to its executive compensation program, as described in more detail below, and made further changes to the program for fiscal year 2025. For additional information on our stockholder engagement and response following the 2024 Annual Meeting, please see “Compensation Discussion and Analysis – Executive Summary of Compensation Programs – Stockholder Engagement and Response to 2024 Stockholder Voting Results.”

Compensation Program Best Practices

We compensate our executive officers primarily through a mix of base salary, performance-based annual cash awards, and service- and performance-based long-term incentive awards. Consistent with our pay-for-performance philosophy, a substantial portion of our executives’ compensation is at risk and linked to the successful performance and management of our company, as measured against rigorous performance goals established by our Compensation Committee. Our 2024 executive compensation program included a number of best compensation practices, including the following:

✓
Alignment of executive pay with company performance:
o
2024 incentives are largely performance-contingent, with long-term incentive awards roughly one-half performance-contingent and annual incentive awards entirely performance-contingent
o
Performance goals are rigorous and are based primarily on objective, quantitative criteria
▪
Results exceeded the quantitative 2024 short-term incentive performance goals, resulting in annual bonus payments at 112% of target bonuses
▪
Our cumulative TSR between 2022 and 2024 was -26.3%, contributing to a below-target payout of 64% of target PRSUs granted in 2022
✓
Competitive compensation and incentive program target opportunities for our executives in order to continue to align their overall compensation with the market for executive talent
✓
Variable short-term incentive payout opportunities to provide upside if performance goals are exceeded, while paying low or no bonus amounts if goals are not achieved
✓
Focus on long-term stockholder value goals through long-term incentive grants to NEOs and other key contributors, which include a significant portion that is contingent upon the achievement of absolute TSR goals over a three (3)-year period with an additional one (1)-year holding period following the vesting date
✓
No payment of excessive perquisites to any NEO or other key employee
✓
No excise tax gross-up payments to any NEO or other key employee
✓
Double-trigger change in control provisions included in the Regional Management Corp. Executive Severance and Change in Control Plan and all long-term incentive award agreements
✓
No stock option or stock appreciation right re-pricings without stockholder approval under our 2024 Plan
✓
Stock Ownership and Retention Policy for NEOs and directors (5x base salary for CEO, 2x base salary for other NEOs, and 5x annual cash retainer for directors)
✓
Compensation Recoupment Policies, or “clawback policies,” for NEOs and other key employees
✓
Prohibition against hedging and pledging, as set forth in our Code of Ethics and our Stock Ownership and Retention Policy
✓
Compensation program overseen by an independent Compensation Committee with input from an independent compensation consultant

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Aligning Pay with Performance

We believe that a substantial portion of our executive officers’ compensation should be tied to their performance and the short- and long-term financial and operating results of our company. We originally developed our long-term incentive program in 2014 in consultation with our independent compensation consultant at the time, and we developed our existing long-term incentive program in consultation with our current independent compensation consultant FW Cook. We believe that the evolution of our long-term incentive program since 2014 has been critical to our ability to link our executives’ pay with the performance of our company, align our executives’ interests with those of our stockholders, and remain competitive in the marketplace for executive talent.

Our executive compensation program embodies our pay-for-performance philosophy and closely ties the interests of our key executives to those of our stockholders. We heavily weight our executive officers’ compensation in performance-based short- and long-term incentive awards that are designed to reward exceptional performance. The following table describes the program design for each element of our incentive-based pay in 2024.

Pay Elements	Program Design
Annual Incentive Program
•
Consists entirely of performance-based cash awards:
o
Metrics include pre-provision net income, average finance receivables, net credit losses as a percentage of average finance receivables, pre-provision return on assets, total general and administrative expense as a percentage of total revenue, and an analysis by our Compensation Committee of our executives’ execution against short-term strategic objectives
•
Motivates our executives and brings total cash opportunities to competitive levels
•
Upside opportunity for high performance, but with a challenging threshold

Long-Term Incentive Program
•
Consists of PRSUs and Restricted Stock:
o
Vesting of PRSUs is based on total return to stockholders through the Company’s stock price appreciation and declared dividends with absolute cumulative TSR over a three (3)-year performance period as the sole performance metric; shares subject to additional one (1)-year holding period
o
Roughly one-half of grant date fair value is in the form of performance awards
o
Restricted Stock vests in three equal annual installments, subject to continued employment or as provided in the 2024 Plan or relevant award agreement
•
Provides strong incentive to meet or exceed long-term financial and strategic goals to drive stockholder value and is utilized to attract, retain, and motivate executive talent

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The compensation packages of our Chief Executive Officer and our other NEOs are closely aligned with performance. For 2024, the majority of both long-term incentive (“LTI”) and short-term incentive (“STI”) compensation was variable and performance-based:

__________

Note: The presentation excludes perquisites, which are an immaterial component of our executives’ compensation. The Other NEO target pay mix set forth above is the average for Ms. Rana, Mr. Fisher, Mr. Parmar, and Ms. Atwood.

Results of Short- and Long-Term Incentive Programs

Our annual incentive program provides our executives with the opportunity to earn performance-based annual cash awards pursuant to our Annual Incentive Plan (as amended and restated, the “Annual Incentive Plan”). The achievement and payment of annual cash awards in 2024 was tied directly to our financial and operational performance, based primarily (75%) on objective performance measures and, to a lesser extent (25%), on our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives. For 2024, our executive officers were paid 112% of their target annual bonuses under our Annual Incentive Plan as a result of our solid financial and operating results, as well as the management team’s successful navigation of the challenging macroeconomic environment, significant improvements made to our technology infrastructure, continued strong execution on funding initiatives, maintenance of strong internal controls, and progress on our digital initiatives.

In 2022, our long-term incentive program provided for the delivery of long-term incentive awards through a combination of two award vehicles: (i) time-based restricted stock awards and (ii) PRSUs. Vesting of the PRSUs was subject to the achievement of performance objectives over a three (3)-year performance period that began on January 1, 2022 and ended on December 31, 2024. Vesting of the PRSUs was dependent upon meeting a three (3)-year threshold level of absolute cumulative TSR. To earn the target award at the end of the three (3)-year performance period, our stock price (calculated based on the 20-day trading average through the vesting date) plus the value of reinvested dividends paid (“Dividend-Adjusted Ending Price”) must have increased by 15% from the 20-day trading average stock price through the grant date. No PRSUs could be earned by executive officers if the cumulative TSR at the end of the three (3)-year performance period was below the threshold performance level of -42.5% cumulative TSR, and executive officers could not earn more than 150% of the number of units granted if performance exceeded the maximum performance level of 72.5% cumulative TSR. In January 2025, as described in greater detail later in this Proxy Statement, based upon results achieved during the performance period, our Compensation Committee determined that our NEOs earned 64% of their target PRSUs.

Stockholder Engagement and Response to 2024 Stockholder Voting Results

Stockholder outreach is a central feature of our investor relations philosophy. We provide numerous opportunities for current and prospective stockholders to gain access to our management team through quarterly earnings calls, attendance at investor conferences, one-on-one in-person meetings, and telephone calls. Through these interactions, we are able to educate current and prospective investors about our company, learn about concerns of stockholders, and provide investors with a better understanding of our business model and philosophy. We also receive valuable feedback from investors on topics including strategy, corporate governance, and executive compensation, which the Board and management take into consideration in making future business and compensation decisions.

At our 2024 Annual Meeting, our Nominating Committee Chair Maria Contreras-Sweet received support of approximately 73% of shares voted, while all other directors received above 90% support. In addition, the 2024 “say-on-pay” proposal received support

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of approximately 68% of shares voted, after receiving support above 94% each of the prior three (3) years. The Board, Nominating Committee, and Compensation Committee were disappointed by this low level of support and directed management to conduct extensive outreach to understand stockholders’ perspectives and determine what actions could be taken to address their concerns.

Since our 2024 Annual Meeting, we reached out to institutional investors owning more than 67% of our outstanding common stock (as of December 31, 2024), specifically for the purpose of receiving their feedback regarding corporate governance matters and executive compensation practices. Our outreach and engagement meetings included stockholders who had supported the say-on-pay proposal as well as those who voted against it in 2024. We met with each stockholder who accepted our engagement request, representing approximately 38% of our shares outstanding. Mr. Freiberg, our Compensation Committee Chair, participated in engagements with investors representing 35% of our shares outstanding.

Our outreach included stockholders owning more than 90% of the shares voted against the 2024 say-on-pay proposal (based on estimated shares held as of the 2024 Annual Meeting record date). Mr. Freiberg and/or another independent director participated in engagements with four investors representing 89% of our shares voted against the say-on-pay proposal.

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Through these robust engagements, we were able to receive important feedback from stockholders about our corporate governance practices and executive compensation program, including areas of concern. We provided the Board with periodic updates on stockholder engagements, and based on the feedback received, we have made certain changes to our board composition:

What We Heard on Board Composition	Our Action Taken in Response
With respect to stockholder support for the election of Ms. Contreras-Sweet, we heard from stockholders that they would like to see improved gender diversity on our Board.

In March 2025, we appointed Julie Booth to our Board.

•
Ms. Booth brings to the Board extensive financial and executive management expertise, is an audit committee financial expert, and serves as a member of our Audit Committee.
•
Independent directors now hold 78% of our Board seats, 44% of the Board is racially or ethnically diverse, and 33% of the Board is female.

The discussions regarding our executive compensation program included open dialogue regarding the unique dynamics of our business and the industry in which we operate. We provided stockholders with a detailed review of our compensation program, including our pay-for-performance philosophy, the percentage of executive compensation that is at-risk and performance-based, peer group composition and development, methods for establishing target pay opportunities, the positioning of executive target pay opportunities within our peer group, the components and features of our compensation program, the financial metrics used within the program and the method by which performance targets are established, the level of realized pay relative to target pay opportunities, and longitudinal data on performance and payments under the various compensation programs.

Conversations with stockholders who did not support the say-on-pay proposal overwhelmingly focused on the structure of our PRSU award. Following engagement with stockholders throughout 2024 and in early 2025, the Compensation Committee made significant changes to the PRSU vesting conditions.

What We Heard on Executive Compensation	Our Action Taken in Response
Stockholders expressed concerns about the threshold, target, and maximum total shareholder return (TSR) performance levels established for PRSU vesting.

As an interim step for PRSU awards that were scheduled to be granted shortly after the 2024 Annual Meeting, our Compensation Committee enhanced the rigor of the awards by increasing the threshold and target absolute TSR performance levels established for vesting of the 2024 PRSU awards.

Stockholders stated a preference for vesting to be based upon relative TSR compared to a peer group.

Our Compensation Committee eliminated absolute TSR performance metrics in PRSU awards granted in 2025.

•
Instead of absolute TSR performance metrics, the Compensation Committee conditioned vesting of 2025 PRSU awards upon the ranking of our TSR against a custom comparator group of companies over the performance period.
•
Additionally, the PRSU awards granted in 2025 require above-median relative TSR performance for target payout.

Stockholders asked that the PRSU incorporate an additional, internal performance metric, preferably one that is within management’s control and is associated with profitability and/or returns.	For PRSU awards granted in 2025, vesting is further conditioned upon the achievement of established targets for pre-provision return on assets for fiscal years 2025 through 2027.

With these changes, the Compensation Committee shifted the PRSU award vesting conditions from an absolute TSR vesting structure in 2024 to a relative TSR vesting structure in 2025 and added an internal performance metric to the PRSU award for 2025.

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For additional detail regarding the award and vesting structure for PRSU awards granted in 2025, please see “Compensation Discussion and Analysis – Long-Term Incentive Awards – Components of 2025 Long-Term Incentive Program.”

In assessing our compensation program and changes to the program in response to stockholder feedback, the Compensation Committee received guidance from its independent compensation consultant. We expect to continue our stockholder outreach, including by making ourselves available to hear stockholder feedback regarding executive compensation and corporate governance practices through the date of the Annual Meeting and beyond.

Compensation Objectives and Approaches

Compensation Program Objectives

The primary objectives of our executive compensation program are to attract and retain talented executives to effectively manage and lead our company and to create long-term stockholder value. The compensation packages for our executive officers for 2024 generally included a base salary, performance-based annual cash awards, service- and performance-based long-term incentive awards, and other benefits. Our current compensation program for our executive officers has been designed based on our view that each component of executive compensation should be set at levels that attract and retain skilled executives, within reasonable parameters, and that are fair and equitable in light of market practices.

Base salaries are intended to provide a minimum, fixed level of cash compensation sufficient to attract and retain an effective management team when considered in combination with other components of our executive compensation program. The base salary element is meant to provide our executive officers with a stable income stream that is commensurate with their responsibilities and to compensate them for services rendered during the fiscal year.

Consistent with our pay-for-performance strategy, our performance-based Annual Incentive Plan is customized to achieve specific objectives, reward increased levels of operational success, and emphasize appropriate levels of performance measurement. The key goals addressed by our Annual Incentive Plan include (i) achievement of short-term financial and operational objectives, (ii) increased stockholder value, (iii) motivation and attraction of key management talent, (iv) rewarding key contributors for performance against established criteria, and (v) focusing on our pay-for-performance compensation strategy.

Our long-term incentive program, which for 2024 included performance-based PRSUs and service-based Restricted Stock, operates in tandem with our annual incentive program and is consistent with our pay-for-performance strategy. These long-term incentives generally are intended to create (i) a strong sense of ownership, (ii) a focus on achievement of long-term, strategic business objectives, (iii) an enhanced linkage between the interests of our executives and stockholders, (iv) an enhanced relationship between pay and performance, and (v) an incentive to attract and retain superior employees. Long-term incentive program awards are issued under our 2024 Plan.

The discussion below includes a review of our compensation program for 2024. Our NEOs for 2024 were:

Robert W. Beck	President and Chief Executive Officer
Harpreet Rana	Executive Vice President and Chief Financial and Administrative Officer
Brian J. Fisher	Executive Vice President and Chief Strategy and Development Officer
Manish Parmar	Executive Vice President and Chief Credit Risk Officer
Catherine R. Atwood	Senior Vice President, General Counsel, and Secretary

Compensation Determination Process

The Compensation Committee reviews and approves the compensation determinations for all of our executive officers, taking into consideration the recommendations of our Chief Executive Officer for executive officers other than himself. In setting an executive officer’s compensation package and the relative allocation among different types of compensation, we consider the nature of the position, the scope of associated responsibilities, and the individual’s prior experience and skills, as well as the compensation of our existing executive officers and our general impressions of prevailing conditions in the market for executive talent.

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Engagement and Use of an Independent Compensation Consultant

The Compensation Committee has the authority to hire outside advisors and experts, including compensation consultants, to assist it with director and executive officer compensation determinations. Since 2014, the Compensation Committee has partnered with an independent compensation consultant to provide guidance related to our executive compensation program, and currently, the Compensation Committee engages FW Cook as our independent compensation consultant. We utilize FW Cook to better ensure that our compensation practices are appropriate for our industry, to review and to make recommendations with respect to executive officer and director cash and equity compensation, and to update our peer group, in each case for the Compensation Committee’s use in setting compensation.

FW Cook’s recommendations to the Compensation Committee have generally been in the form of suggested compensation ranges or descriptions of policies that FW Cook currently considers “best practice” in our industry and for publicly traded companies. The Compensation Committee uses FW Cook’s reports to further its understanding of executive officer cash and equity compensation practices in the market.

During 2024, FW Cook worked only for the Compensation Committee and performed no additional services for the Company or any of our executive officers. The Compensation Committee Chair approved all work performed by FW Cook.

Our Compensation Committee assessed the independence of FW Cook, taking into account the factors set forth in NYSE rules, among other things. Our Compensation Committee concluded that no conflict of interest exists with respect to the work FW Cook performed or performs, as applicable, for our Compensation Committee and FW Cook is independent under NYSE rules.

Establishment and Use of a Peer Group

We generally monitor compensation practices in the markets where we compete for executive talent to obtain an overview of market practices and to ensure that we make informed decisions on executive pay packages. For 2024 compensation decisions, we reviewed the compensation awarded by a peer group of publicly traded companies.

At the outset of 2024, based upon prior peer group reviews conducted with the assistance of FW Cook, our peer group consisted of the following companies:

• America’s Car-Mart, Inc. • Consumer Portfolio Services, Inc. • Credit Acceptance Corp. • CURO Group Holdings Corp. • ECN Capital Corp. • Enova International, Inc.	• EZCORP, Inc. • Goeasy Ltd. • Green Dot Corporation • LendingTree, Inc. • Medallion Financial Corp.	• MoneyLion Inc. • OneMain Holdings, Inc. • Oportun Financial Corp. • Propel Holdings, Inc. • World Acceptance Corporation

In the fourth quarter of 2024, with assistance from FW Cook, we updated our peer group using a scorecard-based approach that involved applying several filters (e.g., similar in revenue, market capitalization, and net income, similar in industry classification, strong financial health, presence of overlapping peers, and identification as a peer by a proxy advisory firm) and selecting the most qualified peer companies from a broader list of candidates. Based on the evaluation, our Compensation Committee determined to remove two companies from our peer group: (i) CURO Group Holdings Corp. (due to the fact that the company filed for bankruptcy in 2024) and (ii) OneMain Holdings, Inc. (due to its comparatively large size). The Compensation Committee also determined to add

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Upstart Holdings, Inc. and Velocity Financial, Inc. to our peer group because these companies are in a similar industry and/or have related business traits. As a result, our new peer group for 2025 consists of the following companies:

• America’s Car-Mart, Inc. • Consumer Portfolio Services, Inc. • Credit Acceptance Corp. • ECN Capital Corp. • Enova International, Inc. • EZCORP, Inc.	• Goeasy Ltd. • Green Dot Corporation • LendingTree, Inc. • Medallion Financial Corp. • MoneyLion Inc.	• Oportun Financial Corp. • Propel Holdings, Inc. • Upstart Holdings, Inc. • Velocity Financial, Inc. • World Acceptance Corporation

As of the time that the Compensation Committee approved our new peer group, we were in the 2nd quartile of the peer group based on the latest four quarters of revenue and net income, and we were in the 1st quartile of the peer group based on market capitalization as of September 30, 2024.

These peer companies are largely within the consumer finance or specialty finance industries, are similar in size and/or scope to Regional, and/or are companies that Regional competes against for products, services, and human capital. Some companies included in our peer group will meet some, but not all, of these criteria. However, in setting compensation levels for our executive officers, our Compensation Committee takes into account any relevant differences among these peers.

Consistent with our compensation objectives of attracting and retaining top executive talent, we believe that the base salaries and performance-based short- and long-term incentive compensation of our executive officers should be set at levels which are competitive with our peer group companies of comparable size, although we do not target any specific pay percentile for our executive officers. The peer group is used more as a general guide, being mindful of the following:

•
Appropriate base salaries for our executive officers should generally be in line with those paid by peer group companies of comparable size.
•
Performance-based short- and long-term incentive awards should reward exceptional performance, which can result in overall compensation that can exceed those of peer group companies of comparable size.
•
Actual total compensation for executive officers may approach the higher end of the compensation at such peer group companies of comparable size, but only if high levels of short- and long-term performance are achieved.

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Elements of Compensation

Each executive officer is eligible to receive a balance of variable and fixed compensation. The following table describes the various forms of compensation used in 2024:

Pay Elements	Component(s)	Rationale for Form of Compensation
Base Salary	• Cash	• Attract and retain executive talent • Provide a fixed base of compensation generally aligned to peer group levels
Short-Term Incentive	• Performance-based annual cash bonus
•
Drive the achievement of key business results on an annual basis
•
Recognize individual executives based on their specific and measurable contributions
•
Structure a meaningful amount of at-risk, performance-based annual compensation

Long-Term Incentive	• Performance-based long-term incentives: o PRSUs • Service-based long-term incentives: o Restricted Stock
•
Drive the sustainable achievement of key long-term business results
•
Align the interests of executives with stockholders
•
Structure a meaningful amount of at-risk, performance-based long-term compensation
•
Attract, retain, and motivate executive talent

Base Salary

Annual base salaries are established on the basis of market conditions at the time we hire an executive, as well as by taking into account the particular executive’s level of qualifications, experience, duties, and responsibilities. The Compensation Committee reviews the base salaries of our executive officers annually, and any subsequent modifications to annual base salaries are made in consideration of the appropriateness of each executive officer’s compensation, both individually and relative to the other executive officers, the individual performance of each executive officer, changes in duties and responsibilities, and any significant changes in market conditions. We do not apply specific formulas to determine increases.

The Compensation Committee did not make any changes to base salaries in 2024 and approved NEO annual base salaries for 2025, as shown in the table below.

Name	2023 Base Salary	2024 Base Salary	2025 Base Salary
Robert W. Beck	$660,000	$660,000	$680,000
Harpreet Rana	$420,000	$420,000	$435,000
Brian J. Fisher	$412,000	$412,000	$412,000
Manish Parmar	$363,000	$363,000	$363,000
Catherine R. Atwood	N/A	$363,000	$372,000

In the first quarter of 2024, the Compensation Committee, in consultation with FW Cook, reviewed executive total direct compensation and determined not to make any increases to NEO base salaries in light of the uncertain macroeconomic environment. In 2024, our executive officers’ base salaries ranged between the 14th and 36th percentile relative to comparable executive officers at peer companies based on FW Cook’s October 2024 benchmarking analysis. In the first quarter of 2025, the Compensation Committee increased the base salaries of certain executive officers, marking the first base salary increase these executives have received since January 1, 2022.

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Our Compensation Committee believes that it has set base salaries at appropriate levels to attract and retain effective executives and that base salaries, when combined with short- and long-term incentives, are an important component of a holistic compensation approach.

Performance-Based Annual Cash Awards

Our executive officers are eligible for performance-based annual cash awards linked to performance targets set by our Compensation Committee. Our annual incentive program is designed to drive achievement of annual corporate goals, including key financial and operating results and strategic goals that create long-term stockholder value.

Components of Annual Incentive Program

The awards for 2024 were based primarily (75%) on our performance with respect to the metrics in the following table. The metrics in the table below drive the overall performance of our business from year to year and are balanced elements of our historical financial success. Each of the below five metrics are equally weighted at 15% each.

Performance Metric	What It Measures	Rationale for Metric
Pre-Provision Net Income	Profitability
•
Measures the effectiveness of our management team’s execution of our strategic and operational plans
•
Reflects business variables and factors that are within management’s control or are influenced by decisions made by executives

Pre-Provision Return on Assets	Efficiency of Profitability	• Measures the effectiveness of our management team’s utilization of assets to generate earnings • Holds management accountable for growing the loan portfolio in a controlled and profitable manner
Average Finance Receivables	Loan Portfolio Growth	• Measures our ability to grow our business
Net Credit Losses as a Percentage of Average Finance Receivables	Loan Portfolio Control
•
Measures the control our management team exerts on our loan portfolio
•
Measures the quality of underwriting policies and decisions and the effectiveness of collection efforts
•
When combined with our average finance receivables measure, balances attractive growth with effective portfolio control

Total General and Administrative Expense as a Percentage of Total Revenue	Expense Control	• Measures the effectiveness with which our management team utilizes our corporate resources and minimizes our corporate expenses

The remaining 25% of the 2024 annual incentive awards was based on our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives, which are consistent with our Board-approved financial and business plans for the Company. In light of ongoing, significant strategic projects and initiatives, our Compensation Committee believes that it is important to appropriately incentivize the achievement of strategic objectives (which often cannot be measured quantitatively) by linking their achievement (and the quality thereof) to our executives’ compensation.

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2024 Annual Incentive Program Performance Targets, Results, and Payouts

For 2024, the following table provides details regarding the threshold, target, and maximum levels of performance set by the Compensation Committee for each performance metric, the weighting applied to each metric, our actual annual performance pursuant to each metric, and the percentage payout for each metric and in total. For each metric, as in prior years, a threshold level of performance must have been exceeded in order to earn any award, and each executive is eligible to earn up to 150% of his or her target award based upon the achievement of the performance goals established by the Compensation Committee. Performance between these goals is linearly interpolated. In setting the 2024 target performance goals, the Compensation Committee considered prevailing economic conditions, including elevated inflation, higher interest rates, and credit trends, and aligned performance targets with the annual financial and business plan approved by the Board. The Compensation Committee seeks to establish rigorous, yet achievable financial targets to ensure that management remains properly incentivized to perform, while also ensuring that the targets do not incentivize excessive risk taking by management.

Performance Metric	Threshold Performance	Target Performance	Maximum Performance	Actual Performance	Percentage Weight	Percentage Payout
Pre-Provision Net Income(1)(2)	$31,343	$44,776	$53,731	$50,452	15.0%	19.8%
Pre-Provision Return on Assets(2)	2.07%	2.43%	2.79%	2.79%	15.0%	22.3%
Average Finance Receivables(1)	$1,617,580	$1,797,311	$1,977,042	$1,788,481	15.0%	14.6%
Net Credit Losses Percentage	12.33%	10.72%	9.11%	11.19%	15.0%	12.8%
G&A Expense Percentage (Revenue)	46.53%	43.28%	40.03%	42.09%	15.0%	17.8%
Qualitative Performance Component(3)	N/A	N/A	N/A	N/A	25.0%	25.0%
Total					100.0%	112.3%

__________

(1)
Dollars denominated in thousands.
(2)
Pre-provision net income is defined as net income excluding the tax-effected impact of the provision for credit losses but including the impact of recognized net credit losses. Pre-provision net income is used as the numerator in calculating pre-provision return on assets.
(3)
Qualitative Performance Component is based on individual and team performance.

As described above, 25% of the total annual incentive program award opportunity is linked to our Compensation Committee’s assessment of our executive team’s achievement of its short-term strategic objectives. For 2024, our Compensation Committee elected to pay 100% of this award opportunity to each of our NEOs. The qualitative performance percentage was based on, among other things, the achievement of the following strategic objectives:

•
The executive team’s successful navigation of challenging macroeconomic events, including higher interest rates and inflationary pressure;
•
Grew the auto-secured portfolio to $207 million, representing 11% of the total loan portfolio, compared to 9% in the prior year;
•
Significant improvements made to our technology infrastructure, including numerous system and process efficiencies, which improved the customer experience;
•
Continued strong execution on funding initiatives, including amendments to five credit facilities, which improved liquidity and covenant levels for variable rate debt, and closed two asset-backed securitizations with favorable pricing, spreads, and investor subscription;
•
Maintenance of strong internal controls; and
•
Progress on our digital initiatives.

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Target annual incentive levels and actual performance-based annual cash awards for each of our NEOs for 2024 are detailed below, based upon the 112.3% performance achievement detailed above.

Name	2024 Eligible Base Salary	2024 Target Award as % of Salary	Target Award	Actual Award
Robert W. Beck	$660,000	150%	$990,000	$1,111,770
Harpreet Rana	$420,000	100%	$420,000	$471,660
Brian J. Fisher	$412,000	100%	$412,000	$462,676
Manish Parmar	$363,000	100%	$363,000	$407,649
Catherine R. Atwood	$363,000	100%	$363,000	$407,649

The target award percentages described above were determined by the Compensation Committee and are calibrated so that the total compensation opportunity for each executive officer is commensurate with that executive’s role and responsibilities. For 2024, the target award percentages remained the same as those in 2023. If an executive voluntarily terminates his or her employment during the performance year, he or she generally is ineligible to receive payment of a performance-based annual cash award.

Annual Incentive Program Opportunities in 2025

In March 2025, our Compensation Committee determined that the 2025 annual incentive program would be identical in structure to the 2024 program described above. Target 2025 incentive levels for each of our NEOs, as established by our Compensation Committee, are described in the table below.

Name	2025 Base Salary	2025 Target Award as % of Salary	2025 Target Award
Robert W. Beck	$680,000	150%	$1,020,000
Harpreet Rana	$435,000	100%	$435,000
Brian J. Fisher	$412,000	100%	$412,000
Manish Parmar	$363,000	100%	$363,000
Catherine R. Atwood	$372,000	100%	$372,000

Our Compensation Committee’s goal is to implement a short-term incentive program that is effective in motivating our executives to achieve short-term financial and operational objectives, in furtherance of our pay-for-performance compensation strategy and our long-term strategic plans.

Long-Term Incentive Awards

Our long-term incentive award grants are intended to directly align the interests of our executive officers with those of our stockholders, to give our executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to aid in our recruitment and retention of key executive talent necessary to ensure our continued success.

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Components of 2024 Long-Term Incentive Program

Following the 2024 Annual Meeting, our Board and management engaged with stockholders to solicit feedback regarding our LTI program. Additionally, our Compensation Committee, in consultation with FW Cook, conducted a review of the design of our LTI program. Based on this review and in response to stockholder feedback, the Compensation Committee determined to make certain changes to the PRSU awards that were scheduled to be granted shortly after the 2024 Annual Meeting. Specifically, the Compensation Committee enhanced the rigor of the awards by increasing the threshold and target absolute TSR performance levels established for vesting of the 2024 PRSU awards. The design of this program is intended to directly align the interests of our executive officers with those of our stockholders, to give our executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to aid in our recruitment and retention of key executive talent necessary to ensure our continued success.

In 2024, similar to 2022 and 2023, our long-term incentive program provided for the delivery of long-term incentive awards through a combination of the following two award vehicles:

LTI Vehicle	Performance Period	Weighting
Performance Restricted Stock Units	A three (3)-year performance period beginning June 3, 2024 and ending June 3, 2027	Approximately one-half of total target award
Restricted Stock	N/A – Shares vest in three equal annual installments beginning on December 31st of the grant year, subject to continued employment	Approximately one-half of total target award

The PRSU award is a performance-contingent award that rewards executives for TSR as measured by the Company’s stock price appreciation and declared dividends. We used absolute cumulative TSR as the sole performance metric for the award because the Compensation Committee believed it to be the ultimate measure of the Company’s achievement for its stockholders over the long term. The PRSUs have both upside potential and downside risk based on positive or negative cumulative TSR performance. Vesting of the PRSU award occurs on December 31, 2026 for the 2024 awards; however, the performance period for the 2024 PRSUs extends through June 3, 2027. Vested PRSUs are subject to an additional one (1)-year holding period following the December 31, 2026 vesting date. Vesting is dependent upon meeting a three (3)-year threshold level of absolute cumulative TSR over the performance period, and participants are eligible to earn up to 150% of their target award.

To earn the target award at the end of the three (3)-year performance period, our Dividend-Adjusted Ending Price must increase by 20% (as opposed to the 15% increase requirement of the prior year award) from the 20-day trading average stock price through the grant date. Executive officers will earn no PRSUs if the cumulative TSR at the end of the three (3)-year performance period is below the threshold performance level, and executive officers cannot earn more than 150% of the number of units granted if performance exceeds the maximum performance level. The following table reflects potential performance and payout percentages. Performance between these points will be linearly interpolated.

	Performance		Payout
Performance Level	Dividend-Adjusted Ending Price Above Target	Absolute TSR(1)	Shares Earned	Value Delivered(2)
Maximum	+50.0%	+50.0%	150%	225%
	+25.0%	+35.0%	125%	169%
Target	0.0%	+20.0%	100%	120%
	(25.0%)	0.0%	75%	75%
Threshold	(50.0%)	(20.0%)	50%	40%
	<(50.0%)	<(20.0%)	0%	0%

__________

(1)
For 2024, in response to stockholder feedback, the Compensation Committee increased the target absolute TSR performance level from 15% to 20%, and the threshold performance level was adjusted from -42.5% to -20% absolute TSR.
(2)
Assumes PRSUs have an accounting value equal to the share price at grant.

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Long-Term Incentive Awards in 2024

In mid-2024, the Compensation Committee established target long-term incentive opportunities for executive officers, determining not to make any adjustments to the dollar value of the awards to NEOs from the prior year. The following awards were granted to our NEOs in 2024:

		2024 Target Grant Date Value
Name	Total	Performance RSUs(1)	Restricted Stock(2)
Robert W. Beck	$3,000,000	$1,500,000	$1,500,000
Harpreet Rana	$890,000	$445,000	$445,000
Brian J. Fisher	$675,000	$337,500	$337,500
Manish Parmar	$545,000	$272,500	$272,500
Catherine R. Atwood	$424,000	$212,000	$212,000

__________

(1) The number of shares subject to the performance-contingent PRSU awards is determined by dividing the value of the award by the fair value of each PRSU, calculated on or as close in time as practicable to the grant date of the award using a Monte Carlo valuation model (rounded down to the nearest whole share).

(2) Mr. Beck received a service-based restricted stock unit award. All other NEOs received a service-based restricted stock award. The number of shares subject to the restricted stock awards and the restricted stock unit award is determined by dividing the value of the award by the closing price per share of common stock on the grant date (rounded down to the nearest whole share).

Our Compensation Committee believes that our long-term incentive program furthers our pay-for-performance objectives, creates a compelling recruitment and retention tool, appropriately focuses our executives on the achievement of long-term financial and business goals, and strengthens the alignment of our executives’ interests with those of our stockholders.

Components of 2025 Long-Term Incentive Program

In 2024 and early 2025, our Compensation Committee, in consultation with FW Cook, conducted a review of the design of our long-term incentive program. As discussed in more detail earlier in this Proxy Statement, this review was a direct result of both the results of the 2024 say-on-pay proposal and extensive stockholder outreach conducted between the 2024 Annual Meeting and the grant date of the 2025 long-term incentive awards. Based on its review, the Compensation Committee determined to adopt a revised long-term incentive program for our executive officers. Similar to the 2024 long-term incentive program, the design of the 2025 program is intended to directly align the interests of our executive officers with those of our stockholders, to give our executive officers a strong incentive to maximize stockholder returns on a long-term basis, and to aid in our recruitment of key executive talent necessary to ensure our continued success.

The 2025 long-term incentive program provides for delivery of long-term incentive awards through a combination of the same two award vehicles as the 2024 long-term incentive program: (i) approximately 50% of the total target award in PRSUs and (ii) approximately 50% of the total target award in Restricted Stock. The performance metrics for the PRSU award were revised for 2025. Instead of measuring performance based on absolute cumulative TSR, the 2025 PRSU award rewards executives for relative TSR as compared to a custom peer group consisting of 131 similarly situated publicly traded financial companies. In addition, the Compensation Committee determined to add an absolute financial metric - pre-provision return on assets (“ROA”) - as a performance modifier to the relative TSR metric. We use relative TSR as the principal performance metric for the 2025 PRSU award because the Compensation Committee believes it is the best measure of the Company’s achievement for its stockholders over the long term and because our stockholder outreach confirmed that the majority of stockholders who engaged in compensation discussions with us favor relative TSR over the previously used absolute TSR design. In addition, we added the pre-provision ROA performance modifier based on the preference expressed in our stockholder engagement for the use of a performance metric that directly reflects Company performance and is within management’s control.

The PRSUs have both upside and downside potential based on both relative TSR performance and the results of pre-provision ROA over the performance period. Vesting of the 2025 PRSU award occurs at the end of the performance period, which is December 31, 2027, and vested PRSUs are subject to an additional one (1)-year holding period following the vesting date. Vesting is dependent upon meeting a three (3)-year threshold level of relative TSR, and participants are eligible to earn up to 150% of the target award based on relative TSR, plus an additive 20% based on the Company’s pre-provision ROA over the performance period, resulting in a maximum total payout of 170%. To earn the target award at the end of the three (3)-year performance period, our relative TSR must

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be at the 55th percentile among the Company’s custom peer group. TSR is ranked among custom peer group companies, and the payout will be based on the following schedule with linear interpolation between threshold and target, and target and maximum.

Performance Level	Relative TSR Goal	Relative TSR Payout (% of Target)
Maximum	>= 80th Percentile	150%
Target	55th Percentile	100%
Threshold	30th Percentile	50%

In order to determine the custom peer group, the Compensation Committee limited the group to companies listed in the S&P SmallCap 600 Financials Index, added current peer companies that were not listed in the previously mentioned index, and added OneMain Financial because it competes directly with us in the consumer finance industry for both customers and human capital. This process resulted in a custom peer group of 131 companies, which will be used to determine performance under the relative TSR metric.

The 2025 PRSU also includes a pre-provision ROA modifier, defined as pre-provision net income from operations divided by average total assets. We believe that pre-provision ROA measures the effectiveness of our management team’s utilization of assets to generate earnings and holds management accountable for growing the loan portfolio in a controlled and profitable manner. Average annual pre-provision ROA for fiscal years 2025 through 2027 will be certified by the Compensation Committee at the end of the performance period and will act as an additive modifier to the PRSU award. The number of units earned under the PRSU award may increase or decrease by as much as 20% based upon the Company’s achievement of average annual pre-provision ROA compared to threshold, target, and maximum performance levels established by the Compensation Committee. Executive officers cannot earn more than 170% of the number of units granted if performance exceeds the maximum performance levels.

2022 Long-Term Incentive Program Performance Results and Payouts

In February 2022, we granted our then-current executive officers long-term incentive awards pursuant to the program described above in “Compensation Discussion and Analysis – Executive Summary of Compensation Programs – Results of Short- and Long-Term Incentive Programs.” All of our NEOs participated in the 2022 long-term incentive program. The three (3)-year performance period established under the 2022 long-term incentive program ended on December 31, 2024. Our absolute cumulative TSR resulted in the following payout:

Payout Scenario	Ending Value	Cumulative TSR	Applicable Payout	Payout Value to Grant Value
Threshold	$29.49	-42.5%	50.0%	28.8%
Target	$58.98	15.0%	100.0%	115.0%
Maximum	$88.48	72.5%	150.0%	258.8%
Final Performance Results(1)	$37.78	-26.3%	64.1%	47.2%

__________

(1) Final Performance Results based on the Dividend-Adjusted Ending Price as of December 31, 2024.

Based upon the above results, in January 2025, our Compensation Committee determined that our NEOs vested in and earned 64.1% of their total target PRSUs under the 2022 long-term incentive program. Since the development of our performance-based long-term incentive program in 2014, the Compensation Committee believes that the results have been appropriately punitive during times of poor performance and appropriately rewarding during times of strong performance. The following table provides information regarding the percentage of the target performance-contingent RSUs and cash-settled performance units (both performance-contingent long-term incentive vehicles that existed in our long-term incentive programs prior to 2022) and PRSUs vested under our long-term incentive programs since 2014 for our NEOs:

Long-Term Incentive Program Award Component	2014 Grant Year	2015 Grant Year	2016 Grant Year	2017 Grant Year	2018 Grant Year	2019 Grant Year	2020 Grant Year	2021 Grant Year	2022 Grant Year	Average Since Program Inception
Performance-Contingent RSUs	0.0%	0.0%	116.5%	96.6%	105.6%	95.6%	145.0%	100.0%	N/A	82.4%
Cash-Settled Performance Units	0.0%	0.0%	116.5%	126.6%	105.6%	114.5%	145.0%	100.0%	N/A	88.5%
PRSUs	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	64.1%	64.1%

__________

Note: The table presents weighted-average results for each grant year based on each executive’s target and earned award values.

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Our Compensation Committee believes that vesting at these levels appropriately reflects our operational and financial results over the relevant periods, validates our pay-for-performance strategy, and is supported by our TSR.

Perquisites

We also provide various other limited perquisites and personal benefits to our executive officers that are intended to be part of a competitive compensation program. For 2024, these benefits included:

•
Mobile phone allowance payments to Mr. Beck, Ms. Rana, and Mr. Parmar during the first five months of 2024; and
•
Payment of supplemental long-term disability premiums, which is intended, in part, to insure against our severance obligations in the event of a disability termination event under an executive’s employment agreement.

We also offer our executive officers benefits that are generally available to all of our employees, including 401(k) plan matching contributions, health insurance, disability insurance, dental insurance, vision insurance, life insurance, paid time off, and the reimbursement of qualified business expenses. The Compensation Committee believes that these benefits are comparable to those offered by other companies that compete with us for executive talent and are consistent with our overall compensation program. Perquisites are not a material part of our compensation program.

Other Compensation Policies, Practices, and Matters

Stock Ownership and Retention Policy

The Compensation Committee believes that significant ownership of common stock by our executives and directors directly aligns their interests with those of our stockholders and also helps to balance the incentives for risk-taking inherent in equity-based awards made to executives. Under our Stock Ownership and Retention Policy, executives and directors are subject to the following ownership guidelines:

Covered Person	Ownership Guideline
Chief Executive Officer	5x annual base salary
Other covered employees (including NEOs)	2x annual base salary
Directors	5x annual cash retainer

Persons covered by the policy are expected to utilize grants under equity compensation plans to reach the levels of ownership expected by the policy. For purposes of determining whether an individual covered by the policy has satisfied the stock ownership requirements of the policy, eligible equity includes shares of our common stock: (i) owned by the covered individual (including but not limited to stock purchased on the open market), (ii) owned jointly with the covered individual’s spouse and/or dependent children, (iii) owned by the covered individual’s spouse and/or dependent children, (iv) held by a covered individual in a 401(k) plan, if any, (v) purchased under an employee stock purchase plan maintained by the Company, if any, (vi) held in individual brokerage accounts or other custodial accounts or in trust for the benefit of the covered individual or the covered individual’s spouse and/or dependent children, whether acquired through open market purchase or otherwise, (vii) underlying time-based restricted stock awards, restricted stock units, or similar awards (whether vested or unvested), (viii) subject to vested/earned performance shares, performance units, other performance awards, other stock-based awards, or similar vested/earned awards, and (ix) received upon the exercise of stock options or stock appreciation rights (“SARs”). Eligible equity does not include shares of our common stock: (i) subject to options or SARs or (ii) subject to unvested/unearned performance shares, performance units, or similar awards.

The policy also incorporates a retention element requiring such persons to retain 50% of the net shares resulting from the vesting or exercise of equity awards for a minimum of 12 months following the applicable vesting or earning date and until the applicable stock ownership guidelines are met. As of December 31, 2024, all directors (excluding Ms. Booth who was appointed to the Board in March 2025) and covered employees were in compliance with our stock ownership guidelines.

Clawback Policies

In 2023, we adopted a Dodd-Frank Act Compensation Recoupment (Clawback) Policy that complies with the rules promulgated by the NYSE and the SEC (the “Clawback Policy”). The Clawback Policy generally applies to current and former executive officers, and it provides for the recovery of certain incentive-based compensation received during a three (3)-year recovery period if we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. The incentive-based compensation recoverable under the Clawback Policy generally includes the amount of

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incentive-based compensation received (on or after October 2, 2023) that exceeds the amount that would have been received had it been determined based on the restated amounts (without regard to any taxes paid). The Clawback Policy does not condition clawback on the fault of the executive officer, but the required clawback under the Clawback Policy is subject to certain limited exceptions in accordance with the SEC and NYSE rules.

We also continue to maintain our prior clawback policy (the “Supplemental Policy”) as a supplement to the Clawback Policy. Under the Supplemental Policy, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, any other person who is an executive officer, and such other persons as may be determined by the Board or the Compensation Committee, may be required to return to us and/or forfeit all or a portion of any cash-based incentive compensation and/or equity-based incentive compensation received by such covered employee. Such a return or forfeit is required, unless the Compensation Committee determines otherwise, if (i) compensation is received based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which such person was entitled, (ii) such compensation was received by the covered employee and the Compensation Committee determines that such employee has violated a non-competition, non-solicitation, confidentiality, or other restrictive covenant applicable to such employee, or (iii) recoupment is otherwise required under applicable law.

Prohibition Against Hedging and Pledging

As stated in our Code of Ethics, directors, officers, employees, and their designees may not engage in activities that are designed to profit from trading activity or hedge against decreases in the value of our securities. This includes holding securities in a margin account or pledging securities as collateral for a loan or other obligation and purchasing any financial instrument or contract, including prepaid variable forward contracts, equity swaps, collars, and exchange traded funds, which is designed to hedge or offset any risk of decrease in the market value of our common stock. These prohibitions apply regardless of whether the equity securities have been granted to the directors, executive officers, or other employees as part of their compensation or are held, directly or indirectly, by such persons or their designees.

In addition, pursuant to our Stock Ownership and Retention Policy, shares subject to the retention requirements of the policy may not be pledged, hypothecated, or made subject to execution, attachment, or similar process.

No Excise Tax Gross-Ups

We did not provide any of our executive officers with a “gross-up” or other reimbursement payment for any tax liability that may be owed as a result of the application of Internal Revenue Code (“Code”) Sections 280G, 4999, or 409A during 2024, and we have not agreed and are not otherwise obligated to provide any NEO with such a “gross-up” or other reimbursement.

Tax Considerations

Code Section 162(m) generally limits our ability to deduct for tax purposes compensation over $1,000,000 to our principal executive officer, principal financial officer, or any one of our other three highest paid executive officers. The Compensation Committee reviews and considers the deductibility of executive compensation under Code Section 162(m) and may authorize certain payments in excess of the $1,000,000 limitation. The Compensation Committee believes that it needs to balance the benefits of designing tax deductible awards with the need to design awards that attract, retain, and reward executives responsible for our success.

Payments Upon Termination and Change in Control

Pursuant to the terms of the Regional Management Corp. Executive Severance and Change in Control Plan and certain long-term incentive award agreements, our NEOs are entitled to certain benefits upon the termination of their employment with us, the terms of which are described below under “Summary of Employment Arrangements with Named Executive Officers.”

Risk Assessment of Compensation Policies and Practices

We have assessed our compensation programs for all employees and have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on our company. We believe that our compensation programs reflect an appropriate mix of compensation elements and balance current and long-term performance objectives, cash and equity compensation, and risks and rewards. During 2024, the Compensation Committee reviewed our compensation policies and practices for all employees, including our NEOs, particularly as they relate to risk management practices and risk-taking incentives. As part of its review, the Compensation Committee discussed with management the ways in which risk is effectively managed or mitigated as it relates to our compensation programs and policies.

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Based on this review, the Compensation Committee believes that our compensation programs do not encourage excessive risk but instead encourage behaviors that support sustainable value creation. The following features of our executive compensation program illustrate this point.

•
Compensation Committee Oversight. Our executive compensation programs are regularly reviewed and overseen by an independent Compensation Committee that retains the discretion to reduce compensation based on corporate and individual performance and other factors.
•
Mix of Incentives. Our compensation programs provide an appropriate mix of short-term and long-term incentives, as well as cash and equity opportunities.
•
Mix of Performance Metrics. The performance metrics associated with our incentive programs incorporate a variety of drivers of our business over both annual and three (3)-year time horizons. They also include a qualitative component, providing the Compensation Committee with flexibility beyond its inherent negative discretion.
•
Cap on Short- and Long-Term Incentive Awards. All short- and long-term incentive awards have a maximum performance measure which caps the payout for any given performance-based award.
•
Strong Link to Stockholder Interests. Equity components and long-term performance metrics create a strong alignment between our executives’ interests and our stockholders’ interests. Because long-term incentives typically vest over a three (3)-year period, our executives will always have unvested awards that could decrease in value if our business is not well-managed for the long term.
•
Review by Independent Compensation Consultant. Our executive compensation programs have been reviewed and analyzed by an independent compensation consultant.
•
Alignment with Annual Budget and Long-Term Strategic Plan. Performance metrics in our short- and long-term incentive programs are aligned with both our annual budget and our long-term strategic plan.
•
Protective Policies. We have adopted “clawback” policies, a stock ownership and retention policy, and prohibitions against hedging and pledging, thereby creating additional protections for our company and encouraging an alignment of our executives’ and stockholders’ interests.
•
Field Incentive Plan. Our operations field incentive plan is focused on growth, control, and profit—the three primary drivers of success in our branches. This creates appropriate alignment of employee incentive opportunities with company goals.
•
Administration and Disclosure. Administrative procedures, communication, and disclosure processes closely align with “best practices.”
•
Securities Trading Policy. Officers must obtain permission from the General Counsel before the purchase or sale of any shares, even during an open trading period.

Based on the factors above, we believe that our NEOs and other employees are encouraged to manage our company in a prudent manner and that our incentive programs are not designed to encourage our NEOs or other employees to take excessive risks or risks that are inconsistent with the Company’s and our stockholders’ best interests. In addition, we have in place various controls and management processes that help mitigate the potential for incentive compensation plans to materially and adversely affect the Company.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 40

Compensation Committee Report

The Compensation Committee has reviewed and discussed the foregoing “Compensation Discussion and Analysis” with management. Based upon such review, the related discussions, and such other matters deemed relevant and appropriate to the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 through incorporation by reference to this Proxy Statement.

Members of the
Human Resources and Compensation Committee:

Steven J. Freiberg (Chair)
Maria Contreras-Sweet
Carlos Palomares

The Compensation Committee report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate the Compensation Committee report by reference therein.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 41

Executive Compensation Tables

Summary Compensation Table

The following table sets forth the cash and other compensation that we paid to our NEOs or that was otherwise earned by our NEOs for their services in all employment capacities during the fiscal years ended December 31, 2024, 2023, and 2022.

Name and Principal Position(1)	Year	Salary(2) ($)	Stock Awards(3) ($)	Non-Equity Incentive Plan Compensation(4) ($)	All Other Compensation(5) ($)	Total ($)
Robert W. Beck,	2024	660,000	2,999,984	1,111,770	151,412	4,923,166
President and Chief Executive Officer	2023	660,000	2,999,987	1,451,000	180,830	5,291,817
	2022	660,000	2,999,974	1,187,860	67,843	4,915,677
Harpreet Rana,	2024	420,000	889,989	471,660	63,432	1,845,081
Executive Vice President and	2023	420,000	889,964	544,250	35,367	1,889,581
Chief Financial and Administrative Officer	2022	420,000	799,913	257,880	26,867	1,504,660
Brian J. Fisher,	2024	412,000	674,978	462,676	55,421	1,605,075
Executive Vice President and Chief	2023	412,000	674,968	520,800	70,744	1,678,512
Strategy and Development Officer	2022	412,000	674,919	445,422	37,589	1,569,930
Manish Parmar,	2024	363,000	544,976	407,649	63,122	1,378,747
Executive Vice President and	2023	363,000	544,967	458,700	74,384	1,441,051
Chief Credit Risk Officer	2022	363,000	544,955	405,038	34,590	1,347,583
Catherine R. Atwood(6),	2024	363,000	423,965	407,649	48,035	1,242,649
Senior Vice President,
General Counsel, and Secretary

__________

(1)
Mr. Beck, Ms. Rana, Mr. Fisher, Mr. Parmar, and Ms. Atwood commenced employment effective as of July 22, 2019, November 23, 2020, January 14, 2013, January 6, 2020, and August 18, 2014, respectively. Mr. Beck was promoted to President and Chief Executive Officer effective March 26, 2020.
(2)
The amounts represent annual base salaries, pro-rated for any partial year of service. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Base Salary.”
(3)
Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 17 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

In 2024, Mr. Beck, Ms. Rana, Mr. Fisher, Mr. Parmar, and Ms. Atwood were granted PRSUs having the following grant date fair values: Mr. Beck, $1,499,998; Ms. Rana, $444,993; Mr. Fisher, $337,480; Mr. Parmar, $272,479; and Ms. Atwood, $211,986 (and a maximum potential value of $2,249,997; $667,490; $506,220; $408,719, and $317,979 respectively). The actual number of PRSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based on achieving absolute cumulative TSR goals over the three (3)-year performance period. Vested PRSUs are then subject to an additional one (1)-year holding period following the vesting date.

In 2024, Mr. Beck was granted RSUs with a total grant date fair value of $1,499,986. In 2024, Ms. Rana, Mr. Fisher, Mr. Parmar, and Ms. Atwood were granted RSAs having the following total grant date fair values: Ms. Rana, $444,996; Mr. Fisher, $337,498; Mr. Parmar, $272,497; and Ms. Atwood, $211,979. One-third of the shares subject to the awards of Restricted Stock granted to each of Mr. Beck, Ms. Rana, Mr. Fisher, Mr. Parmar, and Ms. Atwood vests on each of December 31, 2024, December 31, 2025, and December 31, 2026, so long as such employee’s employment continues (or is deemed to continue) from the grant date through the respective vesting dates or as otherwise provided in the applicable award agreement.

In 2023, Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar were granted PRSUs having the following grant date fair values: Mr. Beck, $1,499,990; Ms. Rana, $444,982; Mr. Fisher, $337,478, and Mr. Parmar, $272,484 (and a maximum potential value of $2,249,986; $667,472; $506,218 and $408,726, respectively). The actual number of PRSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based on achieving absolute cumulative TSR goals over the three (3)-year performance period. Vested PRSUs are then subject to an additional one (1)-year holding period following the vesting date.

In 2023, Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar were granted RSAs having the following total grant date fair values: Mr. Beck, $1,499,997; Ms. Rana, $444,982; Mr. Fisher, $337,490; and Mr. Parmar, $272,483. One-third of the shares subject to the RSAs granted to each of Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar vests on each of December 31, 2023, December 31,

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 42

2024, and December 31, 2025, so long as such employee’s employment continues (or is deemed to continue) from the grant date through the respective vesting dates or as otherwise provided in the applicable award agreement.

In 2022, Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar were granted PRSUs having the following grant date fair values: Mr. Beck, $1,499,980; Ms. Rana, $399,950; Mr. Fisher, $337,466, and Mr. Parmar, $272,482 (and a maximum potential value of $2,249,971; $599,925; $506,199 and $408,723, respectively). The actual number of PRSUs, if any, that may be earned may range from 0% to 150% of the target number of units, based on achieving absolute cumulative TSR goals over the three (3)-year performance period. Vested PRSUs are then subject to an additional one (1)-year holding period following the vesting date.

In 2022, Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar were granted RSAs having the following total grant date fair values: Mr. Beck, $1,499,994; Ms. Rana, $399,963; Mr. Fisher, $337,453; and Mr. Parmar, $272,473. One-third of the shares subject to the RSA granted to each of Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar vests on each of December 31, 2022, December 31, 2023, and December 31, 2024, so long as such employee’s employment continues (or is deemed to continue) from the grant date through the respective vesting dates or as otherwise provided in the applicable award agreement.

The PRSUs and Restricted Stock are subject to further terms and conditions, including as to vesting, as set forth in an award agreement. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(4)
For 2024, the amounts for Mr. Beck, Ms. Rana, Mr. Fisher, Mr. Parmar, and Ms. Atwood represent performance-based annual cash awards earned in 2024. We paid all such earned amounts in 2025.

For 2023, the amounts for Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar represent performance-based annual cash awards earned in 2023 and cash-settled performance units that were granted in 2021 and earned over a performance period of January 1, 2021 through December 31, 2023. In the case of the performance-based annual cash awards, Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar earned $891,000, $378,000, $370,800, and $326,700, respectively. In the case of the cash-settled performance units, Mr. Beck, Ms. Rana, Mr. Fisher, and Mr. Parmar earned $560,000, $166,250, $150,000, and $132,000, respectively. We paid all such earned amounts in 2024.

For 2022, the amount for Ms. Rana represents her performance-based annual cash award earned in 2022. For Messrs. Beck, Fisher, and Parmar, the amounts represent performance-based annual cash awards earned in 2022 and cash-settled performance units that were granted in 2020 and earned over a performance period of January 1, 2020 through December 31, 2022. In the case of the performance-based annual cash awards, Messrs. Beck, Fisher, and Parmar earned $607,860, $249,672, and $222,882, respectively. In the case of the cash-settled performance units, Messrs. Beck, Fisher, and Parmar earned $580,000, $195,750, and $182,156, respectively. We paid all such earned amounts in 2023.

For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Annual Cash Awards” and “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(5)
The following table provides detail regarding the amounts in the “All Other Compensation” column. The mobile phone allowance ended after May 2024. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Perquisites.”

Name	Year	Dividends ($)	401(k) Plan Match ($)	Travel Expense to/from Personal Residence ($)	Optional Annual Health Screening ($)	Mobile Phone Allowance ($)	Long- Term Disability Insurance Benefits ($)	Total ($)
Robert W. Beck	2024	121,003	13,800	—	—	375	16,234	151,412
Harpreet Rana	2024	35,669	13,800	—	—	375	13,588	63,432
Brian J. Fisher	2024	31,009	13,800	—	3,446	—	7,166	55,421
Manish Parmar	2024	36,412	13,800	—	3,696	375	8,839	63,122
Catherine R. Atwood	2024	23,433	13,800	—	3,001	—	7,801	48,035

(6) Ms. Atwood was not a NEO for the years ended December 31, 2023 or December 31, 2022.

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Grants of Plan-Based Awards

The following table provides information concerning annual and long-term incentive awards granted in 2024 to each of our NEOs pursuant to our Annual Incentive Plan and our 2024 Plan.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	Grant Date Fair Value of Stock
Name	Award Type(1)	Grant Date	Threshold(2) ($)	Target ($)	Maximum ($)	Threshold(2) (#)	Target (#)	Maximum (#)	Units (#)	Awards(3) ($)
Robert W. Beck	Annual	1/1/2024	—	990,000	1,485,000
	PRSU	6/3/2024				28,615	57,230	85,845		1,499,998
	RSU	6/3/2024							53,191	1,499,986
Harpreet Rana	Annual	1/1/2024	—	420,000	630,000
	PRSU	6/3/2024				8,489	16,978	25,467		444,993
	RSA	6/3/2024							15,780	444,996
Brian J. Fisher	Annual	1/1/2024	—	412,000	618,000
	PRSU	6/3/2024				6,438	12,876	19,314		337,480
	RSA	6/3/2024							11,968	337,498
Manish Parmar	Annual	1/1/2024	—	363,000	544,500
	PRSU	6/3/2024				5,198	10,396	15,594		272,479
	RSA	6/3/2024							9,663	272,497
Catherine R. Atwood	Annual	1/1/2024	—	363,000	544,500
	PRSU	6/3/2024				4,044	8,088	12,132		211,986
	RSA	6/3/2024							7,517	211,979

__________

(1)
“Annual” refers to performance-based annual cash incentive award opportunities granted under our Annual Incentive Plan. “PRSU” refers to performance restricted stock unit award, “RSU” refers to restricted stock unit award, and “RSA” refers to restricted stock award, each granted under our 2024 Plan. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Performance-Based Annual Cash Awards” and “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”
(2)
The threshold number of units indicated will be earned only if a threshold level of performance is achieved.
(3)
Amounts shown are the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. For a discussion of the assumptions made in such valuation, see note 17 of the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

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Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning equity awards that were outstanding as of December 31, 2024, for each of our NEOs.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested(1) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested(1) ($)
Robert W. Beck	21,489	—	25.35	07/22/29	16,384(2)	556,728	18,451(5)	626,965
	55,788	—	16.66	03/26/30	35,461(3)	1,204,965	46,296(6)	1,573,138
	53,742	—	30.22	02/04/31			57,230(7)	1,944,675
Harpreet Rana	17,371	—	28.21	11/23/30	4,860(2)	165,143	4,919(5)	167,148
					10,520(4)	357,470	13,734(6)	466,681
							16,978(7)	576,912
Brian J. Fisher	12,379	—	17.08	03/29/26	3,686(2)	125,250	4,151(5)	141,051
	8,918	—	19.99	03/15/27	7,979(4)	271,126	10,416(6)	353,936
	8,071	—	28.25	02/07/28			12,876(7)	437,526
	11,081	—	27.89	02/06/29
	18,828	—	16.66	03/26/30
	14,395	—	30.22	02/04/31
Manish Parmar	10,442	—	29.18	01/06/30	2,976(2)	101,124	3,351(5)	113,867
	12,667	—	30.22	02/04/31	6,442(4)	218,899	8,410(6)	285,772
							10,396(7)	353,256
Catherine R. Atwood	7,317	—	30.22	02/04/31	2,316(2)	78,698	2,300(5)	78,154
					5,012(4)	170,308	6,543(6)	222,331
							8,088(7)	274,830

__________

(1) Amounts are calculated based on the closing price ($33.98) of our common stock on December 31, 2024.

(2) This amount represents the unvested portion of a restricted stock award, which vests in three equal annual installments on each of December 31, 2023, 2024, and 2025.

(3) This amount represents the unvested portion of a restricted stock unit award, which vests in three equal annual installments on each of December 31, 2024, 2025, and 2026.

(4) This amount represents the unvested portion of a restricted stock award, which vests in three equal annual installments on each of December 31, 2024, 2025, and 2026.

(5) This amount represents the earned portion of a PRSU that became eligible to vest on December 31, 2024, subject to our Compensation Committee’s certification as to the achievement of certain performance goals. The actual number of PRSUs, if any, that may have been earned ranged from 0% to 150% of the target number of units, based on the Company meeting a threshold level of absolute cumulative TSR over a three (3)-year performance period, January 1, 2022 through December 31, 2024. The number of target PRSUs granted to Mr. Beck, Ms. Rana, Mr. Fisher, Mr. Parmar, and Ms. Atwood were as follows: Mr. Beck, 28,807 units, Ms. Rana, 7,681 units, Mr. Fisher, 6,481 units, Mr. Parmar, 5,233 units, and Ms. Atwood, 3,591 units. Vesting was also contingent upon the continued employment of the executives through December 31, 2024, or as otherwise provided in the applicable award agreement, and vested PRSUs are subject to an additional one (1)-year holding period following the vesting date, which holding period ends December 31, 2025. In January 2025, based upon results achieved during the performance period, our Compensation Committee determined that Mr. Beck, Ms. Rana, Mr. Fisher, Mr. Parmar, and Ms. Atwood earned 64% of their target PRSUs. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

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(6) This amount represents a PRSU, assuming an achievement level at target. The actual number of PRSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based on whether the Company meets a threshold level of absolute cumulative TSR over a three (3)-year performance period ending June 14, 2026. Vesting is also contingent upon the continued employment of the executive through December 31, 2025, or as otherwise provided in the applicable award agreement, and vested PRSUs are subject to an additional one (1)-year holding period following the vesting date, which holding period ends December 31, 2026. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(7) This amount represents a PRSU, assuming an achievement level at target. The actual number of PRSUs, if any, that may be earned may range from 0% to 150% of the target number of units set forth in the table above, based on whether the Company meets a threshold level of absolute cumulative TSR over a three (3)-year performance period ending June 3, 2027. Vesting is also contingent upon the continued employment of the executive through December 31, 2026, or as otherwise provided in the applicable award agreement, and vested PRSUs are subject to an additional one (1)-year holding period following the vesting date, which holding period ends December 31, 2027. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

Option Exercises and Stock Vested

The following table summarizes the exercise of options and the vesting of restricted stock by each of our NEOs during the fiscal year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise(1) ($)	Number of Shares Acquired on Vesting(2) (#)	Value Realized on Vesting(3) ($)
Robert W. Beck	—	—	80,612	2,572,796
Harpreet Rana	—	—	23,078	734,791
Brian J. Fisher	—	—	18,931	598,708
Manish Parmar	—	—	15,644	492,367
Catherine R. Atwood	1,128	54,999	10,830	345,347

__________

(1) The value realized upon exercise of stock option awards was calculated by determining the difference between the market price of the underlying securities at exercise and the exercise price of the options.

(2) The amounts represent the number of shares delivered following the vesting of Restricted Stock on December 31, 2024, as well as the number of shares delivered following the vesting of PRSUs on December 31, 2024, based upon results achieved during a performance period that began on January 1, 2022 and ended on December 31, 2024, as determined by our Compensation Committee in January 2025. Vested PRSUs shown in this table remain subject to a one (1)-year holding period, which ends December 31, 2025. For additional information, see “Compensation Discussion and Analysis – Elements of Compensation – Long-Term Incentive Awards.”

(3) The value represents the gross number of shares that vested, multiplied by the closing price of our common stock on the applicable vesting date, and includes any amounts that were withheld for applicable taxes.

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Equity Compensation Plan Information

The following table provides information concerning the common stock that may be issued upon the exercise of options, warrants, and rights under all of our existing equity compensation plans as of December 31, 2024. At that date, there were a total of 10,010,000 shares of our common stock outstanding.

Plan Category	(a) Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights ($)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Security Holders
2011 Stock Incentive Plan(1)	5,500(4)	15.06	—
2015 Long-Term Incentive Plan(2)	642,444(5)	23.76(6)	—
2024 Long-Term Incentive Plan(3)	239,915(7)	—	528,136
Equity Compensation Plans Not Approved by Security Holders	—	—	—
Total	887,859	23.65	—

__________

(1) In 2015, our stockholders approved the Regional Management Corp. 2015 Stock Incentive Plan (the “2015 Plan”), at which time all shares then available for issuance under the Regional Management Corp. 2011 Stock Incentive Plan (the “2011 Plan”) rolled over to the 2015 Plan. Awards may no longer be granted under the 2011 Plan. However, awards that are outstanding under the 2011 Plan continue in accordance with their respective terms.

(2) In 2024, our stockholders approved the 2024 Plan, at which time all shares then available for issuance under the 2015 Plan rolled over to the 2024 Plan. Awards may no longer be granted under the 2015 Plan. However, awards that are outstanding under the 2015 Plan continue in accordance with their respective terms.

(3) The total shares available for future issuance in column (c) may be the subject of awards other than options, warrants, or rights granted under the 2024 Plan.

(4) This amount represents shares of common stock underlying nonqualified stock option awards.

(5) This amount represents 438,260 shares of common stock underlying nonqualified stock option awards and 204,184 shares of common stock underlying PRSU awards. Share amounts are determined based upon the maximum number of shares that may be delivered pursuant to the performance-based awards. There is no exercise price associated with the PRSU awards.

(6) Calculation excludes shares subject to PRSU awards.

(7) This amount represents 204,454 shares of common stock underlying PRSU awards and 35,461 shares of common stock underlying a service-based RSU award. Share amounts are determined based upon the maximum number of shares that may be delivered pursuant to the performance-based awards. There is no exercise price associated with the PRSU awards or RSUs.

CEO Pay Ratio

The following table provides our calculation under applicable SEC regulations of the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee for 2024.

Compensation Component	CEO ($)	Median Employee ($)
Salary	660,000	46,443
Stock Awards	2,999,984	—
Non-Equity Incentive Plan Compensation	1,111,770	—
All Other Compensation	151,412	5,687
Total Compensation:	4,923,166	52,130
CEO to Median Employee Pay Ratio:	94:1

We took the following steps in calculating the ratio of the annual total compensation of our Chief Executive Officer to the annual total compensation of our median employee in 2024:

(1) We determined that, as of December 31, 2024, our employee population was equal to 2,131 individuals, all located in the United States. This number includes all the individuals determined to be employees for federal tax purposes, whether

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 47

full-time, part-time, or temporary, as of that date. We chose December 31, 2024, which is within the last three months of our fiscal year as required by applicable SEC regulations, because it aligned with our calendar year payroll procedures.

(2) We next identified the employee receiving the median amount of compensation in our employee population. To do this, we compared the amount of wages and other compensation received by each employee, other than Mr. Beck, as reflected in our payroll records and reported to the Internal Revenue Service in Box 5 of Form W-2 for the calendar year ended December 31, 2024. This compensation measure was annualized for permanent employees who were employed on the measurement date but who did not work for the full calendar year. The compensation measure was consistently applied to all of our employees.

(3) Once we identified our median employee, we measured that employee’s annual total compensation for the 2024 fiscal year by adding together (a) the same elements of compensation that are included in Mr. Beck’s total fiscal 2024 compensation, as reported in our Summary Compensation Table above, and (b) non-discriminatory health and welfare benefits paid by Regional, if any, which we have included as “All Other Compensation” in the table above.

(4) For Mr. Beck, we used the amounts reported in our Summary Compensation Table above. Mr. Beck did not participate in non-discriminatory health and welfare benefit plans offered by Regional in 2024.

The resulting pay ratio was calculated in a manner consistent with SEC regulations, and we believe that it constitutes a reasonable estimate. However, as contemplated by SEC regulations, we relied on methods and assumptions that we determined to be appropriate for calculating the Chief Executive Officer pay ratio at Regional. Other public companies may use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. It may therefore be difficult, for this and other reasons, to compare our reported pay ratio to pay ratios reported by other companies, including companies in our industry.

Pay Versus Performance

Under the rules adopted pursuant to The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive “compensation actually paid” and certain financial performance metrics and TSR of the Company. As described in more detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table below. Moreover, the Company generally seeks to incentivize long-term performance and, therefore, does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. For further information concerning our variable pay-for-performance philosophy and how we align executive compensation with our performance, refer to the section “Compensation Discussion and Analysis.”

							Value of Initial Fixed $100 Investment Based On:			Company-Selected Measure
Year	Summary Compensation Table Total for Current CEO(1) ($)	Summary Compensation Table Total for Former CEO(1) ($)	Compensation Actually Paid to Current CEO(2) ($)	Compensation Actually Paid to Former CEO(2) ($)	Average Summary Compensation Table Total for Non-CEO NEOs(3) ($)	Average Compensation Actually Paid to Non-CEO NEOs(4) ($)	TSR(5) ($)	Peer Group TSR(6) ($)	Net Income(7) ($)	Pre-Provision Net Income(8) ($)
2024	4,923,166	—	7,197,575	—	1,517,888	1,986,341	130.77	156.47	41,227,000	50,452,000
2023	5,291,817	—	4,175,812	—	1,730,622	1,452,684	92.44	125.46	15,958,000	36,439,000
2022	4,915,677	—	366,271	—	1,559,523	344,948	99.07	107.05	51,224,000	66,516,000
2021	3,726,285	—	8,203,368	—	1,425,961	2,703,198	196.67	122.65	88,687,000	96,020,000
2020	2,800,893	3,441,816	3,918,267	1,300,234	1,599,449	1,920,139	100.20	97.82	26,730,000	47,338,000

__________

(1) The dollar amounts reported are the amounts of total compensation reported for each corresponding year in the “Total” column of the Summary Compensation Table. Peter R. Knitzer served as our former Chief Executive Officer, and his employment terminated on March 26, 2020.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 48

(2) The dollar amounts reported represent the amount of “compensation actually paid” to Mr. Beck (current CEO) and Mr. Knitzer (former CEO), as applicable, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Beck or Mr. Knitzer during the applicable year. The following adjustments were made to Mr. Beck’s and Mr. Knitzer’s total compensation, respectively, for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for CEO ($)	Less: Reported Value of Equity Awards(a) ($)	Add: Equity Award Adjustments(b) ($)	Compensation Actually Paid to CEO ($)
2024	4,923,166	2,999,984	5,274,393	7,197,575
2023	5,291,817	2,999,987	1,883,982	4,175,812
2022	4,915,677	2,999,974	(1,549,432)	366,271
2021	3,726,285	1,679,946	6,157,029	8,203,368
2020	2,800,893	1,229,495	2,346,869	3,918,267

Year	Reported Summary Compensation Table Total for Former CEO ($)	Less: Reported Value of Equity Awards(a) ($)	Add: Equity Award Adjustments(b) ($)	Compensation Actually Paid to Former CEO ($)
2024	N/A	N/A	N/A	N/A
2023	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A
2020	3,441,816	—	(2,141,582)	1,300,234

__________

(a) The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

(b) The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the year-end; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year (any such dividends are accrued but not paid unless and until the applicable award (or portion thereof) vests). The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The amounts deducted or added in calculating the equity award adjustments for Mr. Beck are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	3,198,286	786,091	602,465	608,303	—	79,247	5,274,393
2023	1,907,875	(210,041)	410,861	(233,257)	—	8,544	1,883,982
2022	965,224	(1,134,964)	267,265	(1,780,084)	—	133,126	(1,549,432)
2021	2,860,183	1,429,691	842,850	963,945	—	60,359	6,157,029
2020	1,863,394	(11,407)	494,371	(8,816)	—	9,327	2,346,869

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 49

The amounts deducted or added in calculating the equity award adjustments for Mr. Knitzer are as follows:

Year	Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Equity Award Adjustments ($)
2024	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2023	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2022	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2021	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2020	—	85,771	—	(1,152,968)	(1,079,477)	5,091	(2,141,582)

(3) The dollar amounts reported represent the average of the amounts reported for the Company’s NEOs as a group (excluding Mr. Beck, who has served as our CEO since 2020, and Mr. Knitzer, who served as our CEO until his termination on March 26, 2020) in the “Total” column of the Summary Compensation Table in each applicable year. The NEOs (excluding Mr. Beck and Mr. Knitzer, as applicable) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024, Harpreet Rana, Brian J. Fisher, Manish Parmar, and Catherine R. Atwood; (ii) for 2023, 2022, and 2021, Harpreet Rana, John D. Schachtel, Brian J. Fisher, and Manish Parmar; and (iii) for 2020, Harpreet Rana, John. D. Schachtel, Brian J. Fisher, Manish Parmar, and Michael S. Dymski.

(4) The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Mr. Beck and Mr. Knitzer, as applicable), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Mr. Beck and Mr. Knitzer, as applicable) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Mr. Beck and Mr. Knitzer, as applicable) for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

Year	Average Reported Summary Compensation Table Total for Non-CEO NEOs ($)	Less: Average Reported Value of Equity Awards(a) ($)	Add: Average Equity Award Adjustments(b) ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
2024	1,517,888	633,477	1,101,930	1,986,341
2023	1,730,622	733,715	455,778	1,452,684
2022	1,559,523	711,188	(503,387)	344,948
2021	1,425,961	373,407	1,650,643	2,703,198
2020	1,599,449	562,188	882,877	1,920,139

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 50

The amounts deducted or added in calculating the total average equity award adjustments noted above are as follows:

Year	Average Year End Fair Value of Equity Awards Granted in the Year ($)	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards ($)	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation ($)	Total Average Equity Award Adjustments ($)
2024	675,354	165,988	127,213	122,986	—	10,389	1,101,930
2023	466,610	(49,795)	100,489	(61,659)	—	132	455,778
2022	228,822	(333,259)	63,356	(493,920)	—	31,614	(503,387)
2021	644,027	528,887	166,476	293,032	—	18,221	1,650,643
2020	698,510	11,595	197,260	(29,216)	—	4,729	882,877

(5) Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s stock price at the end and the beginning of the measurement period by the Company’s stock price at the beginning of the measurement period.

(6) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The Company utilized the NYSE Financial Index for the peer group. This index has been utilized historically in our Annual Reports on Form 10-K in connection with the required performance graph.

(7) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(8) Pre-provision net income is defined as net income excluding the tax-effected impact of the provision for credit losses but including the impact of recognized net credit losses. This metric has been adjusted for certain non-operating restructuring expenses incurred in 2023, as well as non-performing loan sales transacted in 2022 and 2023.

Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our stockholders. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that pre-provision net income is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

•
Pre-provision net income
•
Pre-provision return on assets
•
Total shareholder return

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 51

Analysis of the Information Presented in the Pay versus Performance Table

The following charts show the relationship between Compensation Actually Paid and the required performance measures in the tabular disclosure above—Company TSR, Net Income, and Pre-Provision Net Income (the Company-Selected Measure), as well as a comparison of Company TSR against NYSE Financial Index TSR.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid (in millions)
$10.0
$8.0
$6.0
$4.0
$2.0
$-
Cumulative TSR (value of initial $100 investment)
$200.00
$160.00
$120.00
$80.00
$40.00
$-
2020
2021
2022
2023
2024
CEO
Average for Non-CEO NEOs
TSR

Compensation Actually Paid vs.
Net Income
Compensation Actually Paid
(in millions)
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$100.0
$80.0
$60.0
$40.0
$20.0
$-
Net Income (in millions)
2020
2021
2022
2023
2024
CEO
Average for Non-CEO NEOs
Net Income

Compensation Actually Paid vs.
Pre-Provision Net Income
Compensation Actually Paid
(in millions)
$10.0
$8.0
$6.0
$4.0
$2.0
$-
$100.0
$80.0
$60.0
$40.0
$20.0
$-
Pre-Provision Net Income
(in millions)
2020
2021
2022
2023
2024
CEO
Average for Non-CEO NEOs
Pre-Provision Net Income

Company TSR vs.
Peer Group (NYSE Financial Index) TSR
Cumulative TSR
(Value of initial $100 investment)
$200.00
$160.00
$120.00
$80.00
$40.00
$-
2020
2021
2022
2023
2024
TSR
Peer Group TSR

Policies and Practices Related to the Grant of Certain Equity Awards

We do not currently grant awards of stock options, stock appreciation rights, or similar option-like equity awards. Accordingly, we do not have a specific policy or practice on timing of grants of such awards in relation to the disclosure of material nonpublic information. In the event we determine to grant such awards in the future, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 52

Summary of Employment Arrangements with NAMED Executive Officers

In 2024, the following individuals served as our NEOs:

•
Robert W. Beck, our President and Chief Executive Officer;
•
Harpreet Rana, our Executive Vice President and Chief Financial and Administrative Officer;
•
Brian J. Fisher, our Executive Vice President and Chief Strategy and Development Officer;
•
Manish Parmar, our Executive Vice President and Chief Credit Risk Officer; and
•
Catherine R. Atwood, our Senior Vice President, General Counsel, and Secretary.

Historically, we entered into employment letters or agreements with our NEOs shortly before they commenced employment with us. However, on April 6, 2023, we adopted the Regional Management Corp. Executive Severance and Change in Control Plan (the “Severance Plan”), and all existing employment agreements of our NEOs were terminated in connection therewith. We provide a description of the material terms of the Severance Plan below. Additional information regarding the compensation that our NEOs are eligible for, earned, and were paid is set forth elsewhere in this Proxy Statement, including in the “Compensation Discussion and Analysis” and the “Executive Compensation Tables” set forth above.

Executive Severance and Change in Control Plan

On April 6, 2023, we adopted the Severance Plan. The Severance Plan is intended to attract and retain qualified executives by providing participants with the opportunity to receive severance benefits in the event of certain terminations of employment, as well as attempt to assure the present and future continuity, objectivity, and dedication of management in the event of a change in control.

The initial term of the Severance Plan expires April 6, 2026. The Board or the Compensation Committee may extend the term until such later date(s) as may be established by the Board or the Compensation Committee. The Severance Plan is administered by the Compensation Committee; however, the Board, in its sole discretion, may take any action under the Plan as it deems necessary or appropriate.

The Severance Plan provides for certain severance benefits following:

•
a participant’s termination of employment due to a “qualifying termination” (termination of the participant’s employment by the participant for good reason or by the Company for any reason other than cause, disability, or death) other than in connection with a change in control;
•
a qualifying termination within one (1) year immediately following a change in control or within six (6) months immediately prior to such change in control; and
•
termination by reason of disability.

The Severance Plan also addresses payments and benefits due to participants following a participant’s death, for cause termination, and voluntary termination. The terms “cause,” “good reason,” “disability,” and “change in control” are defined in the Severance Plan.

Payment of certain benefits to a participant under the Severance Plan is subject to the participant’s compliance with various restrictive covenants. In particular, participants are subject to a covenant not to disclose our confidential information during his or her employment and at all times thereafter, a covenant not to solicit competitive “business services” through or from “loan sources” (each as defined in the Severance Plan) during his or her employment and for a period of one (1) year (or two (2) years, in the case of our Chief Executive Officer) following his or her termination of employment, a covenant not to solicit or hire our employees during his or her employment and for a period of one (1) year (or two (2) years, in the case of our Chief Executive Officer) following his or her termination of employment, a covenant not to compete during his or her employment and for a period of one (1) year (or two (2) years, in the case of our Chief Executive Officer) following his or her termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter.

All payments and benefits made to a participant under the Severance Plan will be subject to any recoupment, “claw-back,” or similar policy or arrangement adopted by the Board, and any similar provisions under applicable law. The Compensation Committee may also require forfeiture or recoupment of any payments or benefits provided under the Severance Plan if a participant engages in certain types of conduct, including violation of our company policies or breach of restrictive covenants applicable to the

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 53

participant. Further, severance payments are contingent upon the participant’s execution of a full release and waiver acceptable to the Company.

As a condition to participation, selected participants must enter into a Participation Agreement (each, a “Participation Agreement”). The Compensation Committee has selected certain senior executive officers, including each of our NEOs, to participate in the Severance Plan pursuant to Participation Agreements that were effective April 6, 2023. Each Participation Agreement specifies a participant’s levels, or multiples, of potential severance benefits and contains certain other terms and conditions related to participation. The severance multiple for Mr. Beck in the non-change in control context is two (2), and the severance multiple in such context for all other NEOs is one (1). The severance multiple in the context of a change in control is two (2) for all NEOs, including Mr. Beck. The severance period during which benefits will be paid has been established as 24 months for Mr. Beck and 12 months for all other NEOs. Pursuant to the Severance Plan, any outstanding equity or other long-term incentive awards held by a participant will be subject to the terms and conditions of the applicable stock plan and applicable award agreement, except as may be otherwise provided in a participant’s Participation Agreement.

The severance benefits of each of our NEOs as of December 31, 2024 are described in “Summary of Employment Arrangements with Executive Officers – Potential Payments Upon Termination or Change in Control,” below.

Other Arrangements with Named Executive Officers

Each NEO must abide by any applicable equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies that we maintain. Further, our executives’ long-term incentive award agreements provide for certain severance benefits following an executive’s termination by us without cause, by the executive as a result of good reason, due to the executive’s disability, due to the executive’s death, or following a “double-trigger” change in control event.

We also provide our executives with benefits generally available to our other employees, including medical and retirement plans. In addition, we provide our executives with the use of a mobile phone (or the provision of a stipend for a mobile phone), disability insurance policies, and reasonable travel expenses. All of our NEOs are subject to the same travel reimbursement policy as all of our other employees.

Potential Payments Upon Termination or Change in Control

Under our Severance Plan and their long-term incentive award agreements, our executive officers are entitled to severance benefits following certain terminations. These benefits ensure that our executives are motivated primarily by the needs of our business, rather than circumstances that are outside of the ordinary course of business (such as circumstances that might lead to the termination of an executive’s employment or that might lead to a change in control). Severance benefits provide for a level of continued compensation if an executive’s employment is adversely affected in these circumstances, subject to certain conditions. We believe that these benefits enable executives to focus fully on their duties while employed by us, ensure that our executives act in the best interests of our stockholders, even if such actions are otherwise contrary to our executives’ personal interests, and alleviate concerns that may arise in the event of an executive’s separation from service with us. We believe that these severance benefits are in line with current market practices.

The rights to and level of benefits are determined by the type of termination event. The Severance Plan, including the related Participation Agreements of our NEOs thereunder, provides for the following cash and other benefits:

Termination Event	Severance Benefits
“Qualifying Termination” Without a Change in Control

The Severance Plan defines “qualifying termination” as termination of a participant’s employment by the participant for good reason or by the Company for any reason other than cause, disability, or death.

(1)
Payment in Lieu of 30 Days’ Notice. At our election, 30 days’ base salary in lieu of allowing the participant to work through any required 30-day termination notice period.
(2)
Base Salary Continuation. In the case of Mr. Beck, an amount equal to two times his salary in effect on the termination date, payable over a period of 24 months following his termination date, and in the case of each other participant, an amount equal to his or her salary in effect on the termination date, payable over a period of 12 months following his termination date.
(3)
Average Bonus. In the case of Mr. Beck, an amount equal to two times his average bonus determined as of the termination date, payable over a period of 24 months following his termination date, and in the case of each other participant, an amount equal to his or her average bonus determined as of the termination date, payable over a period of 12 months following his or

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 54

Termination Event	Severance Benefits

her termination date. A participant’s “average bonus” as defined in the Severance Plan is the average annual bonus paid for the three fiscal years preceding the year of termination or such lesser number of full fiscal years that the participant has been employed. If employment is terminated before the last day of the participant’s first full fiscal year, the average bonus is calculated as the participant’s target bonus.
(4)
Annual Incentive Compensation. The pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year, to the extent earned.
(5)
Health Benefits Continuation Coverage. Reimbursement of COBRA premiums for continuation coverage under our group medical plan for 24 months (in the case of Mr. Beck) or 12 months (in the case of each other participant) following his or her termination date, so long as he or she is not entitled to obtain insurance from a subsequent employer.
(6)
Outplacement Services. Reasonable outplacement service expenses for 24 months (in the case of Mr. Beck) or 12 months (in the case of each other participant) following the termination date, not exceeding $25,000 per year.

“Qualifying Termination” With a Change in Control

If a qualifying termination occurs within one (1) year immediately following a change in control or within six (6) months immediately prior to such change in control, then the participant is entitled to the benefits described immediately above, except the amounts described in items (2) and (3) will be increased to be two times salary and average bonus for all participants, except for Mr. Beck, whose benefits would remain at two times salary and average bonus. Such severance benefits will be payable over a period of 24 months following Mr. Beck’s termination date and a period of 12 months following the termination date of each other participant.

Disability

If employment is terminated due to the participant’s disability, he or she will be entitled to the same benefits as if a qualifying termination without a change in control occurred, except that he or she is not entitled to 30 days’ notice of termination (or payment in lieu thereof). The disability severance benefits will be reduced by the amount of any disability benefits paid to the participant pursuant to any disability insurance, plan, or policy provided by us to or for the benefit of the participant. If any disability benefits paid to a participant pursuant to any disability insurance, plan, or policy provided by us are not subject to local, state, or federal taxation, then our severance obligations in the event of termination due to the participant’s disability will be reduced by an amount equal to the gross taxable amount that we would have been required to pay in order to yield the net, after-tax benefit that the participant actually received pursuant to such disability insurance, plan, or policy.

Death

Annual Incentive Compensation. The pro-rata portion of any bonus for the year in which death occurs, to the extent earned, plus, if death occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year, to the extent earned (paid to the participant’s designated beneficiary or estate, as applicable).

Voluntary Termination

Annual Incentive Compensation. If termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year, to the extent earned (the participant is not entitled to any bonus for the year during which voluntary termination occurs).

Cause	None.

In addition to the benefits provided for under the Severance Plan, our long-term incentive award agreements provide for the following treatment of awards following termination:

Termination Event	Award Treatment
By the Company Without Cause, by the Executive for Good Reason, Due to Disability, or Due to Death
•
Nonqualified Stock Option Awards: Pro-rata accelerated vesting of any unvested shares.
•
Restricted Stock Awards: Pro-rata accelerated vesting of any unvested shares.
•
Performance-Contingent RSUs: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 55

Termination Event	Award Treatment
• Restricted Stock Units: Pro-rata accelerated vesting of any unvested shares.
“Double-Trigger” Change in Control
•
Nonqualified Stock Option Awards: Full accelerated vesting in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one (1) year after the effective date of a change in control.
•
Restricted Stock Awards: Full accelerated vesting in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one (1) year after the effective date of a change in control.
•
Performance-Contingent RSUs: Full accelerated vesting at target in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one (1) year after the effective date of a change in control.
•
Restricted Stock Units: Full accelerated vesting in the event of a termination of employment by us without cause or by the executive as a result of good reason within six months before or one (1) year after the effective date of a change in control.

Retirement
•
Nonqualified Stock Option Awards: Continued vesting as if the executive remained employed.
•
Restricted Stock Awards: Unvested shares are forfeited as of the termination date.
•
Performance-Contingent RSUs: Eligibility to vest in a pro-rata portion of the award, subject to actual performance over the full performance period.
•
Restricted Stock Units: Eligibility to vest as if the executive remained employed.

An executive is generally eligible for “Retirement” when he or she (i) is 65 or older at the time of termination, or (ii) is 55 or older at the time of termination and has completed ten (10) years of service to Regional. Under the 2024 Plan and applicable award agreements, “Retirement” means, with respect to our Chief Executive Officer only, the termination of employment by the Chief Executive Officer on or after both (A) the Chief Executive Officer’s attainment of age 55 and completion of at least five (5) years of service, and (B) the date upon which the sum of the Chief Executive Officer’s age plus years of service equals 65.

__________

The following table provides information concerning the payments and the value of other benefits that our NEOs would have been eligible to receive if their employment had been terminated under the described circumstances on December 31, 2024. Our obligation to provide the payments and other benefits described in the table are found in our Severance Plan and each NEO’s long-term incentive award agreements, in each case, as described above.

In calculating the amounts included in the table below, we have assumed (i) that the termination event and/or change in control occurred on December 31, 2024, (ii) a share price of $33.98 (our closing share price on December 31, 2024), and (iii) the following:

•
“Payment in Lieu of 30 Days’ Notice”: We have assumed that we will elect to pay 30 days’ base salary in lieu of allowing the NEO to work through any required 30-day termination notice period.
•
“Severance Payment”: The amount represents a combination of the “Base Salary Continuation” and “Average Bonus” payments described above.
•
“Annual Incentive Compensation”: The amount is based upon the level of performance and percentage payout actually achieved, as determined by the Compensation Committee in January 2025.
•
“Long-Term Incentive Award Vesting”: The value associated with accelerated nonqualified stock option awards has been calculated by multiplying the number of accelerated shares by the amount by which our stock price as of December 31, 2024 exceeded (if at all) the exercise price of the option. For any performance-contingent long-term incentive award where vesting remains subject to actual performance over a performance period, we have calculated the value of any awards still subject to vesting as if the performance period concluded on December 31, 2024. In the event of retirement by the NEO, the value associated with unvested RSUs has been calculated using our stock price as of December 31, 2024.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 56

•
“Other Benefits”: The amount includes reimbursement of COBRA premiums for continuation coverage and the value of outplacement services. We have assumed (i) that the NEO will not become entitled to obtain insurance from a subsequent employer, and (ii) that the NEO will receive the maximum value of outplacement services.

		Termination Event
Name	Type of Payment or Benefit	Termination by the Company Without Cause or by the Executive for Good Reason ($)	Termination by the Company Without Cause or by the Executive for Good Reason in Connection with a Change in Control ($)	Termination Due to Death ($)	Voluntary Termination by the Executive(1) ($)	Retirement ($)
Robert W. Beck	Payment in Lieu of 30 Days’ Notice	54,247	54,247	—	—	—
	Severance Payment	3,060,420	3,060,420	—	—	—
	Annual Incentive Compensation	1,111,770	1,111,770	1,111,770	—	—
	Long-Term Incentive Award Vesting(2)	2,262,117	5,476,788	2,262,117	—	1,850,525(3)
	Other Benefits	50,000	50,000	—	—	—
	Total	6,538,554	9,753,225	3,373,887	—	1,850,525
Harpreet Rana	Payment in Lieu of 30 Days’ Notice	34,521	34,521	—	—	—
	Severance Payment	789,180	1,578,360	—	—	—
	Annual Incentive Compensation	471,660	471,660	471,660	—	—
	Long-Term Incentive Award Vesting(2)	670,935	1,624,731	670,935	—	—
	Other Benefits	25,000	25,000	—	—	—
	Total	1,991,296	3,734,272	1,142,595	—	—
Brian J. Fisher	Payment in Lieu of 30 Days’ Notice	33,863	33,863	—	—	—
	Severance Payment	773,049	1,546,098	—	—	—
	Annual Incentive Compensation	462,676	462,676	462,676	—	—
	Long-Term Incentive Award Vesting(2)	508,817	1,232,225	508,817	—	—
	Other Benefits	25,533	25,533	—	—	—
	Total	1,803,938	3,300,395	971,493	—	—
Manish Parmar	Payment in Lieu of 30 Days’ Notice	29,836	29,836	—	—	—
	Severance Payment	682,077	1,364,154	—	—	—
	Annual Incentive Compensation	407,649	407,649	407,649	—	—
	Long-Term Incentive Award Vesting(2)	410,784	994,889	410,784	—	—
	Other Benefits	25,000	25,000	—	—	—
	Total	1,555,346	2,821,528	818,433	—	—
Catherine R. Atwood	Payment in Lieu of 30 Days’ Notice	29,836	29,836	—	—	—
	Severance Payment	682,077	1,364,154	—	—	—
	Annual Incentive Compensation	407,649	407,649	407,649	—	—
	Long-Term Incentive Award Vesting(2)	319,582	774,049	319,582	—	—
	Other Benefits	25,000	25,000	—	—	—
	Total	1,464,144	2,600,688	727,231	—	—

__________

(1)
A voluntary termination that is treated as a “retirement” may result in pro-rata or continued vesting of certain long-term incentive awards. Other than with respect to the 2024 Plan as described in footnote (3) below, none of our NEOs were eligible for “retirement” as of December 31, 2024.
(2)
See “Executive Compensation Tables – Outstanding Equity Awards at Fiscal Year-End” for a summary of equity-based long-term incentive awards outstanding as of December 31, 2024.
(3)
As our Chief Executive Officer, Mr. Beck was eligible for “Retirement” as defined in the 2024 Plan as of December 31, 2024 given both (A) his attainment of age 55 and completion of at least five (5) years of service, and (B) the sum of his age plus years of

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 57

service equaling over 65. As a result, the unvested shares subject to his RSU award granted on June 3, 2024 would continue to vest on December 31, 2025 and December 31, 2026 as if he had remained employed. In addition, the PRSU award granted on June 3, 2024 would receive pro rata vesting treatment.

The amounts shown in the table do not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms, or operation in favor of our NEOs. Because the amounts in the table are calculated subject to the assumptions provided and on the basis of the occurrence of a termination as of a particular date and under a particular set of circumstances, the actual amount to be paid to each of our NEOs upon a termination or change in control may vary significantly from the amounts included in the table. Factors that could affect these amounts include the timing during the year of the termination event and the type of termination event that occurs.

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Summary of Company Incentive Plans

The discussion that follows describes certain material terms of our principal long-term incentive plans and our principal cash incentive plan.

Long-Term Incentive Plans

2024 Long-Term Incentive Plan

The 2024 Plan became effective May 16, 2024. The purposes of the 2024 Plan are (i) to encourage and enable selected employees, directors, and consultants to acquire or increase their holdings of our common stock and other equity-based interests and/or to provide other incentive awards in order to promote a closer identification of their interests with our interests and those of our stockholders, and (ii) to provide us with flexibility to motivate, attract, and retain the services of participants upon whose judgment, interest, and special effort the successful conduct of our operation largely depends. Awards granted under the 2024 Plan may be in the form of incentive or nonqualified stock options, SARs (including related or freestanding SARs), RSAs, RSU awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, and/or dividend equivalent awards. Awards may be granted under the 2024 Plan until May 15, 2034 or the plan’s earlier termination by the Board.

The 2024 Plan is administered by the Compensation Committee, subject to Board oversight. The maximum aggregate number of shares of common stock that we may issue pursuant to awards granted under the 2024 Plan may not exceed the sum of (i) 381,000 shares, plus (ii) any shares remaining available for grant as of the effective date of the 2024 Plan under the 2015 Plan, plus (iii) any shares subject to an award granted under the 2015 Plan, which award is forfeited, cash-settled, cancelled, terminated, expires, or lapses for any reason after the effective date of the 2024 Plan without the issuance of shares or pursuant to which such shares are forfeited. In addition, shares subject to certain awards will again be available for issuance (or otherwise not counted against the maximum number of available shares) under the 2024 Plan, including unissued or forfeited shares subject to awards that are canceled, terminate, expire, are forfeited, or lapse for any reason; awards settled in cash; dividends (including dividends paid in shares) or dividend equivalents paid in cash in connection with outstanding awards; shares withheld or delivered to satisfy any tax withholding requirements in connection with the vesting or earning of an award or a 2015 Plan award other than an option or SAR; and shares subject to an award other than an option or SAR that are not issued for any reason (including failure to achieve maximum performance factors or criteria).

Further, the following will not reduce the maximum number of shares available under the 2024 Plan: (i) shares issued under the 2024 Plan through the settlement, assumption, or substitution of outstanding awards granted by another entity or obligations to grant future awards as a condition of or in connection with a merger, acquisition, or similar transaction that involves our acquisition of another entity, and (ii) available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) that are used for awards under the 2024 Plan, in each case, subject to NYSE listing requirements. The number of shares reserved for issuance under the 2024 Plan, the participant award limitations, and the terms of awards may also be adjusted in the event of an adjustment in our capital structure (due to a merger, recapitalization, stock split, stock dividend, or similar event).

2015 Long-Term Incentive Plan

Under the 2015 Plan, awards could be granted in the form of incentive or nonqualified stock options, SARs (including related or freestanding SARs), RSAs, RSU awards, performance share awards, performance unit awards, phantom stock awards, other stock-based awards, and/or dividend equivalent awards. The 2015 Plan was replaced by the 2024 Plan. Awards may no longer be granted under the 2015 Plan, and any shares that remained available for grant have been rolled over to the 2024 Plan. However, awards outstanding under the 2015 Plan continue in accordance with their respective terms.

Annual Incentive Plan

The Annual Incentive Plan is administered by the Compensation Committee and provides for the payment of incentive bonuses based on the attainment of performance objectives in the form of cash or, at the discretion of the Compensation Committee, in awards of shares under the 2024 Plan. The purpose of the Annual Incentive Plan is to enable us to attract, retain, motivate, and reward selected officers and other employees by providing them with the opportunity to earn incentive compensation awards based on the attainment of certain performance objectives. The Compensation Committee will establish the performance periods over which performance objectives will be measured. A performance period may be for one or more fiscal years or fiscal quarters, or any portion thereof, as determined by the Compensation Committee, and performance periods may overlap. For a given performance period, the Compensation Committee will establish (i) the performance objective or objectives that must be achieved for a participant to be eligible to receive a bonus for such performance period, and (ii) the target incentive bonus for each participant. The Compensation Committee may adjust awards as appropriate for partial achievement of goals or other factors and

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 59

may interpret and make necessary and appropriate adjustments to performance goals and the manner in which goals are evaluated. The Compensation Committee has absolute discretion to increase, reduce, or eliminate the amount of an award granted to a participant, including an award otherwise earned and payable under the Annual Incentive Plan. No participant may receive a bonus under the Annual Incentive Plan, with respect to any fiscal year, in excess of $3,000,000.

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Stockholder Proposals

We are seeking stockholder action on the following three proposals, which are described in greater detail below:

1.
The election of the nine nominees named in this Proxy Statement to serve as members of the Board until the next annual meeting of stockholders or until their successors are elected and qualified;
2.
The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
3.
The approval, on an advisory basis, of our executive compensation.

Proposal No. 1: Election of Directors

Our Bylaws currently provide that the number of directors of the Company shall be fixed from time to time by resolution adopted by the Board. There are presently nine directors.

The Nominating Committee evaluates the size and composition of the Board on at least an annual basis. In connection therewith, the Nominating Committee has nominated and recommends for election as directors the following nine nominees: Robert W. Beck, Julie Booth, Jonathan D. Brown, Roel C. Campos, Maria Contreras-Sweet, Michael R. Dunn, Steven J. Freiberg, Sandra K. Johnson, and Carlos Palomares. Each nominee presently serves as a director. Directors shall be elected to serve until the next annual meeting of stockholders or until their successors are elected and qualified or until their earlier resignation, removal, or death.

A candidate for election as a director is nominated to stand for election based on his or her professional experience, recognized achievements in his or her respective fields, an ability to contribute to some aspect of our business, and the willingness to make the commitment of time and effort required of a director. A description of the background, business experience, skills, qualifications, attributes, and certain other information with respect to each of the nominees for election to the Board can be found above in the “Board of Directors and Corporate Governance Matters” section of this Proxy Statement. Each of the above-listed nominees has been identified as possessing an appropriate mix of background and experience, good judgment, deep knowledge of our industry, strength of character, and an independent mind, as well as a reputation for integrity and high personal and professional ethics. Each nominee also brings a strong and unique background and set of skills to the Board, giving the Board, as a whole, competence and experience in a wide variety of areas.

In selecting this slate of nominees for 2025, the Nominating Committee specifically considered the background and business experience of each of the nominees, along with the familiarity of the nominees with our business and prospects, which has been developed as a result of their service on our Board. The Nominating Committee believes that such familiarity will be helpful in addressing the opportunities and challenges that we face in the current business environment.

Each of the nine nominees has consented to being named in this Proxy Statement and to serve as a director, if elected. In the event that any nominee withdraws, or for any reason is unable to serve as a director, the proxies will be voted for such other person as may be designated by the Nominating Committee as a substitute nominee, but in no event will proxies be voted for more than nine nominees. The Nominating Committee has no reason to believe that any nominee will not continue to be a candidate or will not serve if elected.

The Board unanimously recommends a vote “FOR” the election of each of the nominees listed above.

Proposal No. 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and the Audit Committee and the Board recommend that the stockholders ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2025.

A representative of Deloitte & Touche LLP plans to attend the virtual Annual Meeting, will have the opportunity to make a statement, and will be available to respond to appropriate questions. Although ratification is not required, the Board is submitting the appointment of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate governance. In the event that the stockholders fail to ratify the appointment, the Audit Committee will consider whether to appoint another independent registered public accounting firm.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

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Independent Registered Public Accounting Firm Fees

The following table sets forth the aggregate fees billed to us by Deloitte & Touche LLP, our independent registered public accounting firm during the periods presented below.

	Year Ended December 31, 2024	Year Ended December 31, 2023
Audit Fees	$1,334,061	$1,260,030
Audit-Related Fees	110,000	150,000
Tax Fees	—	—
All Other Fees	—	—
Total	$1,444,061	$1,410,030

In the above table, in accordance with applicable SEC rules:

•
“Audit Fees” are fees billed for professional services rendered by the independent registered public accounting firm for the audit of our annual consolidated financial statements, review of consolidated financial statements included in our Forms 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
•
“Audit-Related Fees” are fees billed for assurance and related services performed by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements that are not reported above under “Audit Fees.” In 2024 and 2023, these fees were for attest services performed by the independent registered public accounting firm related to financial reporting that are not required by statute or regulation.
•
“Tax Fees” are fees billed for professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning. There were no such fees incurred in 2024 or 2023.
•
“All Other Fees” represent fees billed for ancillary professional services that are not reported above under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees.” There were no such fees incurred in 2024 or 2023.

Audit Committee Pre-Approval Policies and Procedures

It is the policy of the Audit Committee to pre-approve all audit and permitted non-audit services proposed to be performed by our independent registered public accounting firm. The Audit Committee reviewed and pre-approved all of the services performed by Deloitte & Touche LLP during 2024. The process for such pre-approval is typically as follows: Audit Committee pre-approval is sought at one of the Audit Committee’s regularly scheduled meetings following the presentation of information at such meeting detailing the particular services proposed to be performed. The authority to pre-approve audit and non-audit services may be delegated by the Audit Committee to the Chair of the Audit Committee, who shall present any decision to pre-approve an activity to the full Audit Committee at the first regular meeting following such decision. None of the services described above were approved by the Audit Committee pursuant to the exception provided by Rule 2-01(c)(7)(i)(C) under Regulation S-X.

The Audit Committee has reviewed the non-audit services provided by Deloitte & Touche LLP and has determined that the provision of such services is compatible with maintaining Deloitte & Touche LLP’s independence.

Proposal No. 3: Advisory Vote to Approve Executive Compensation

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our stockholders have the opportunity to cast an advisory vote to approve the compensation of our NEOs as disclosed pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables in this Proxy Statement (a “Say-on-Pay Vote”). Taking into consideration the most recent voting results from our 2024 Annual Meeting concerning the frequency of the Say-on-Pay Vote, we determined that we will continue to hold an annual Say-on-Pay Vote until our 2030 Annual Meeting of Stockholders.

The Compensation Committee oversees the development of a compensation program designed to attract, retain, and motivate executives who enable us to achieve our strategic and financial goals. The Compensation Discussion and Analysis, the compensation tables, and the accompanying narrative disclosure illustrate the trends in compensation and the application of our compensation philosophies and practices for the years presented. We encourage stockholders to read the Compensation Discussion and Analysis, which describes the details of our executive compensation program and the decisions made by the Compensation Committee in 2024.

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The Compensation Committee believes that our executive compensation program achieves an appropriate balance between fixed compensation and variable incentive compensation, pays for performance, and promotes an alignment between the interests of our NEOs and our stockholders. Accordingly, we are asking our stockholders to vote “FOR” the non-binding advisory resolution approving the compensation of our NEOs, including as described in the Compensation Discussion and Analysis, compensation tables, and the accompanying narrative discussion.

Because your vote is advisory, it will not be binding upon us, the Compensation Committee, or the Board. However, the Compensation Committee and the Board value the opinions of our stockholders and will take the outcome of the vote into account when considering future executive compensation arrangements.

The Board unanimously recommends a vote “FOR” the advisory approval of the compensation of our named executive officers.

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OTHER INFORMATION

Audit Committee Report

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. The Audit Committee operates under a written charter, a copy of which is available on our Investor Relations website, www.regionalmanagement.com. This report reviews the actions taken by the Audit Committee with regard to our financial reporting process during the fiscal year ended December 31, 2024, and particularly with regard to the audited consolidated financial statements as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023, and 2022.

The Audit Committee is composed solely of independent directors under existing New York Stock Exchange listing standards and Securities and Exchange Commission (“SEC”) requirements. None of the committee members is or has been an officer or employee of the Company or any of our subsidiaries or has engaged in any business transaction or has any business or family relationship with the Company or any of our subsidiaries or affiliates. In addition, the Board of Directors has determined that Messrs. Steven J. Freiberg and Carlos Palomares are “audit committee financial experts,” as defined by Securities and Exchange Commission rules.

Our management has the primary responsibility for our financial statements and reporting process, including the systems of internal controls. The independent auditors are responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes and to select annually the accountants to serve as our independent auditors for the coming year. The Audit Committee has implemented procedures to ensure that during the course of each fiscal year it devotes the attention that it deems necessary or appropriate to fulfill its oversight responsibilities under the Audit Committee’s charter. To carry out its responsibilities, the Audit Committee met five times during the fiscal year ended December 31, 2024.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, including a discussion of the quality, rather than just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee also discussed our audited consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, rather than just the acceptability, of our accounting principles, and has discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. In addition, the Audit Committee discussed with the auditors their independence from management and the Company, including the matters in the written disclosures and the letter required by the PCAOB regarding the independent auditors’ communications with the Audit Committee regarding independence. The Audit Committee also considered whether the provision of services during the fiscal year ended December 31, 2024, by the auditors that were unrelated to their audit of the consolidated financial statements referred to above and to their reviews of our interim consolidated financial statements during the fiscal year is compatible with maintaining their independence.

Additionally, the Audit Committee discussed with the independent auditors the overall scope and plan for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, for filing with the SEC. This report of the Audit Committee has been prepared by members of the Audit Committee.

Members of the Audit Committee:

Roel C. Campos (Chair)

Steven J. Freiberg

Carlos Palomares

February 19, 2025

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of the close of trading on April 2, 2025, of: (i) each person known by us to beneficially own more than five percent of our common stock; (ii) each of our directors; (iii) each of our NEOs; and (iv) all of our directors and executive officers, as a group. For purposes of the following and the accompanying footnotes, references to “executive officers” include our NEOs.

	Shares Beneficially Owned(1)
Name	Number	Percentage
Basswood Capital Management, L.L.C.(2)	1,019,819	10.2%
Forager Fund, LP(3)	990,894	9.9%
Dimensional Fund Advisors LP(4)	759,118	7.6%
BlackRock, Inc.(5)	675,650	6.7%
Julie Booth	668	*
Jonathan D. Brown (6)	26,920	*
Roel C. Campos	109,048	1.1%
Maria Contreras-Sweet	30,714	*
Michael R. Dunn	108,287	1.1%
Steven J. Freiberg(7)	185,514	1.8%
Sandra K. Johnson	14,528	*
Carlos Palomares(8)	68,732	*
Robert W. Beck(9)	232,692	2.3%
Harpreet Rana(10)	75,423	*
Catherine R. Atwood(11)	57,190	*
Brian J. Fisher(12)	123,990	1.2%
Manish Parmar(13)	82,076	*
All directors and executive officers, as a group (13 persons)	1,115,782	10.8%

__________

* Amount represents less than 1.0%

(1) Applicable percentage of ownership is based upon 10,035,287 shares of our common stock outstanding on April 2, 2025. Beneficial ownership is determined in accordance with SEC rules and includes voting and investment power with respect to shares shown as beneficially owned. Shares of common stock subject to options currently exercisable or exercisable within 60 days are deemed outstanding for computing the shares and percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or entity. Except as otherwise indicated, the persons or entities listed in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them. The address for all directors and officers listed in the table is c/o Regional Management Corp., 979 Batesville Road, Suite B, Greer, SC 29651.

(2) The information reported is based on a Form 4 filed with the SEC on February 19, 2025, reporting (i) shared power of Basswood Capital Management, L.L.C. (“Basswood”) to vote or direct the vote and to dispose or direct the disposition of 1,019,819 shares; (ii) shared power of Basswood Opportunity Partners, LP (“BOP”) to vote or direct the vote and to dispose of or direct the disposition of 319,351 shares; (iii) shared power of Basswood Strategic Financial Fund, LP (“BSFF”) to vote or direct the vote and to dispose of or direct the disposition of 968 shares; (iv) shared power of Basswood Financial Fund, LP (“BFF LP”) to vote or direct the vote and to dispose of or direct the disposition of 124,269 shares; (v) shared power of Basswood Financial Fund, Ltd. (“BFF LTD.”) to vote or direct the vote and to dispose of or direct the disposition of 6,278 shares; (vi) shared power of Basswood Financial Long Only Fund, LP (“BFLOF” and, together with BOP, BSFF, BFF LP, and BFF LTD., the “Funds”) to vote or direct the vote and to dispose of or direct the disposition of 33,080 shares; (vii) shared power of certain separate managed accounts managed by Basswood (the “Managed Accounts”) to vote or direct the vote and to dispose of or direct the disposition of 508,953 shares; (viii) shared power of Matthew Lindenbaum to vote or direct the vote and to dispose of or direct the disposition of 1,019,819 shares; and (ix) shared power of Bennett Lindenbaum to vote or direct the vote and to dispose of or direct the disposition of 1,019,819 shares. Matthew Lindenbaum and Bennett Lindenbaum are the Managing Members of Basswood and may be deemed to have a pecuniary interest in the shares held directly or indirectly by the Managed Accounts and the Funds. The information also includes 26,920 shares held by Mr. Brown, a partner at Basswood, who serves on the Board pursuant to the Cooperation Agreement (as amended by the Letter Agreement) described in detail below in the section entitled “Other Information – Certain Relationships and Related Person Transactions.” As a result, Basswood is a “director-by-deputization” solely for the purposes of Section 16 of the Exchange Act. Pursuant to Rule

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16a-1 of the Exchange Act, Basswood may be deemed to be a beneficial owner of the shares of common stock issued to Mr. Brown. The business address of Basswood is 645 Madison Avenue, 10th Floor, New York, NY 10022.

(3) The information reported is based on a Form 4 filed with the SEC on January 15, 2025, reporting: (i) sole power of Forager Fund, LP (“FFLP”) to vote or direct the vote and to dispose or direct the disposition of 990,894 shares; (ii) sole power of Forager Capital Management, LLC (“FCM”) to vote or direct the vote and to dispose or direct the disposition of 990,894 shares; (iii) the shared power of Edward Kissel to vote or direct the vote and to dispose or direct the disposition of 990,894 shares; and (iv) the shared power of Robert MacArthur to vote or direct the vote and to dispose or direct the disposition of 990,894 shares. The business address of FFLP, FCM, Mr. Kissel, and Mr. McArthur is 2025 3rd Ave. N, Suite 350, Birmingham, AL 35203.

(4) The information reported is based on a Schedule 13G/A filed with the SEC on February 14, 2024, reporting the sole power of Dimensional Fund Advisors LP (“Dimensional”) to vote or direct the vote of 745,809 shares and the sole power of Dimensional to dispose or direct the disposition of 759,118 shares. The business address of Dimensional is 6300 Bee Cave Road, Building One, Austin, TX 78746.

(5) The information reported is based on a Schedule 13G/A filed with the SEC on February 7, 2025, reporting the sole power of BlackRock, Inc. (“BlackRock”) to vote or direct the vote of 664,769 shares and the sole power of BlackRock to dispose or direct the disposition of 675,650 shares. The business address of BlackRock is 50 Hudson Yards, New York, NY 10001.

(6) Mr. Brown is a partner at Basswood, serving on the Board pursuant to the Cooperation Agreement (as amended by the Letter Agreement) described in detail below in the section entitled “Other Information – Certain Relationships and Related Person Transactions – Cooperation Agreement.” As a result, Basswood is a “director-by-deputization” solely for the purposes of Section 16 of the Exchange Act. Pursuant to Rule 16a-1 of the Exchange Act, Basswood may be deemed to be a beneficial owner of the shares of common stock issued to Mr. Brown.

(7) Mr. Freiberg holds 133,066 shares directly. Additional shares stated are owned by (i) Neena Freiberg (Mr. Freiberg’s wife) (30,000 shares), and (ii) the Neena Freiberg Irrevocable Trust, of which Mr. Freiberg is trustee (22,448 shares).

(8) The amount stated includes 9,188 shares subject to options either currently exercisable or exercisable within 60 days of April 2, 2025, over which Mr. Palomares will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Palomares and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(9) The amount stated includes 131,019 shares subject to options either currently exercisable or exercisable within 60 days of April 2, 2025, over which Mr. Beck will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Beck and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(10) The amount stated includes 17,371 shares subject to options either currently exercisable or exercisable within 60 days of April 2, 2025, over which Ms. Rana will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Ms. Rana and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(11) The amount stated includes 7,371 shares subject to options either currently exercisable or exercisable within 60 days of April 2, 2025, over which Ms. Atwood will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Ms. Atwood and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

(12) The amount stated includes 73,672 shares subject to options either currently exercisable or exercisable within 60 days of April 2, 2025, over which Mr. Fisher will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Fisher and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 66

(13) The amount stated includes 23,109 shares subject to options either currently exercisable or exercisable within 60 days of April 2, 2025, over which Mr. Parmar will not have voting or investment power until the options are exercised. The option shares described in this footnote are considered outstanding for the purpose of computing the percentage of outstanding stock owned by Mr. Parmar and by directors and executive officers as a group, but not for the purpose of computing the percentage ownership of any other person.

Certain Relationships and Related Person Transactions

Cooperation Agreement

On January 26, 2018, we entered into a Cooperation Agreement (the “Cooperation Agreement”) with Basswood, pursuant to which we appointed Jonathan D. Brown to the Board, effective January 26, 2018. On November 28, 2022, the parties entered into a letter agreement amending certain provisions of the Cooperation Agreement, as described in more detail below (the “Letter Agreement”).

Pursuant to the Cooperation Agreement, as amended, Mr. Brown is required to, at all times while serving as a member of the Board, comply with all policies, procedures, processes, codes, rules, standards, and guidelines applicable to non-employee Board members. In addition, the Cooperation Agreement, as amended by the Letter Agreement, provides that Mr. Brown must offer to resign from the Board if (i) Basswood and its affiliates, collectively, no longer beneficially own an aggregate “net long position” of the lesser of 7.5% of our outstanding shares of common stock or 718,657 shares of our common stock (subject to adjustment for stock splits, reverse stock splits, stock dividends, and similar adjustments), or (ii) Basswood fails to comply with or breaches any of the terms of the Cooperation Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by Basswood of written notice from us specifying such material breach or failure, provided that we are not in material breach of the Cooperation Agreement at such time. The Cooperation Agreement also provides that, if requested by Basswood, we are obligated to appoint Mr. Brown to any existing or newly created committee of the Board that may be designated to oversee or review strategic alternatives (including an extraordinary transaction).

In the Cooperation Agreement, in addition to certain confidentiality and non-disparagement provisions, Basswood has agreed to various customary standstill provisions for the duration of the Standstill Period (as defined below), which provide, among other things, that Basswood and its affiliates will not (i) acquire beneficial ownership of 19.9% or more of the outstanding shares of our common stock; (ii) participate in a proxy solicitation with respect to the voting of any shares of our common stock; (iii) submit a proposal for or offer of any extraordinary transaction or propose a change in the structure, size, or composition of the Board or executive officers of the Company; or (iv) subject to certain exceptions for open market and underwritten transactions, sell shares of our common stock to a third party or group that to Basswood’s knowledge would result in such third party or group owning 5% or more of the outstanding shares of our common stock.

Basswood has also agreed that, during the Standstill Period, it will cause the shares of our common stock beneficially owned by it and its affiliates to be voted (i) in favor of each director nominated by the Board for election, and (ii) in accordance with the Board’s recommendations on all other matters; provided that Basswood and its affiliates may vote their shares of our common stock in their sole discretion with respect to (a) a proposal to authorize or approve an extraordinary transaction, (b) matters related to the implementation of takeover defenses, (c) new or amended incentive compensation plans submitted for stockholder approval, or (d) any other proposal if either Institutional Shareholder Services Inc. or Glass Lewis & Co., LLC do not recommend voting in accordance with the Board’s recommendation with respect to such proposal (other than with respect to the election or removal of directors) at any annual or special meeting of stockholders.

Pursuant to the Cooperation Agreement, the “Standstill Period” was initially defined to mean the period commencing on January 26, 2018 and ending on the earliest of (i) 12:01 a.m. (New York time) on the date that is 20 days prior to the nomination deadline for the 2019 annual meeting of stockholders (the “2019 Annual Meeting”), (ii) if we fail to comply with or breach any of the terms of the Cooperation Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by us of written notice from Basswood specifying such material breach or failure, provided that Basswood is not in material breach of the Cooperation Agreement at such time, (iii) the consummation of an extraordinary transaction following which consummation the director designated by Basswood no longer serves on the Board, and (iv) a reorganization of the Company under any federal or state law relating to bankruptcy or insolvency. However, the Cooperation Agreement provides that if we provide written notice to Basswood that we will nominate a director designated by Basswood for election to the Board at the 2019 Annual Meeting or for any annual meeting of stockholders of the Company subsequent thereto (each, an “Applicable Meeting”) at least 20 days prior to the nomination deadline for such Applicable Meeting and Basswood has agreed in advance to such nomination, then the Standstill Period will be automatically extended until the date that is 20 days prior to the nomination deadline for the annual stockholders meeting subsequent to such Applicable Meeting. Accordingly, we have

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 67

provided timely written notice to Basswood that we would nominate a director designated by Basswood for election to the Board at each Applicable Meeting to date, which has extended the Standstill Period until the date that is 20 days prior to the nomination deadline for the 2026 Annual Meeting.

The Cooperation Agreement, as amended, terminates upon the expiration of the Standstill Period (subject to any extensions as provided in the Cooperation Agreement), provided that the confidentiality provisions of the Cooperation Agreement will survive for a period of 18 months following the date upon which no director designated by Basswood serves as a director of the Company.

Statement of Policy Regarding Transactions with Related Persons

Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our “related person policy.” Our related person policy requires that a “related person” (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our General Counsel, or other person designated by our Board, any “related person transaction” (defined as any transaction that is anticipated and would be reportable by us under Item 404(a) of Regulation S-K, which includes transactions in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The General Counsel, or such other person, will then promptly communicate that information to our Board or the Audit Committee. No related person transaction will be executed without the approval or ratification of the Audit Committee. It is our policy that directors interested in a related person transaction will recuse themselves from any vote of a related person transaction in which they have an interest and provide all material information he or she has concerning the related person transaction to the Audit Committee. Our policy does not specify the standards to be applied by directors in determining whether or not to approve or ratify a related person transaction, and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation. In determining whether to approve or ratify a related person transaction, the Board may consider such facts and circumstances as it deems appropriate, including (i) the benefits to us; (ii) the availability of other sources for comparable products or services; (iii) the terms of the proposed related person transaction; and (iv) the terms available to unrelated third parties or to employees generally in an arms-length negotiation.

Indemnification of Directors and Officers

Our Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”). In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL. There is no pending litigation or proceeding naming any of our directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer, or other party.

Proposals by Stockholders

Under certain conditions, stockholders may request that we include a proposal at a forthcoming meeting of our stockholders in our proxy materials for such meeting. Under SEC Rule 14a-8, any stockholder desiring to present such a proposal to be acted upon at the 2026 Annual Meeting and included in the proxy materials for such meeting must ensure that we receive the proposal at our principal executive office in Greer, South Carolina by December 10, 2025, in order for the proposal to be eligible for inclusion in our proxy statement and proxy card relating to such meeting.

If a stockholder desires to propose any business at an annual meeting of stockholders, even if the proposal or proposed director candidate is not to be included in our proxy statement, our Bylaws provide that the stockholder must deliver or mail timely advance written notice of such business to our principal executive office. Under our Bylaws, to be timely, a stockholder’s notice generally must be delivered to our Corporate Secretary at our principal executive offices not later than the 90th day before the first anniversary of the date of the preceding year’s annual meeting and not earlier than the 120th day prior to such anniversary. However, in the event that the date of the annual meeting is advanced by more than 20 days or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Each item of business must be made in accordance with, and must include the information required by, our Bylaws, our Corporate Governance Guidelines, and any other applicable law, rule, or regulation. Assuming that the date of the 2026 Annual Meeting is not advanced or delayed in the manner described above, the required notice for the 2026 Annual Meeting would need to be provided to us not earlier than January 15, 2026 and not later than February 14, 2026.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 68

In addition, stockholders who intend to solicit proxies in support of director nominees for election at the 2026 Annual Meeting other than the Company's nominees must comply with the procedures in our Bylaws.

Householding of Annual Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” annual reports and proxy statements. This means that only one copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of our Annual Report on Form 10-K and Proxy Statement, as applicable, to any stockholder upon request submitted in writing to us at the following address: Regional Management Corp., 979 Batesville Road, Suite B, Greer, South Carolina, 29651, Attention: Corporate Secretary, or by calling (864) 448-7000. Any stockholder who wants to receive separate copies of our Annual Report on Form 10-K and Proxy Statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact us at the above address and telephone number.

Other Business

The Board is not aware of any matters, other than those specified above, to come before the Annual Meeting for action by the stockholders. However, if any matter requiring a vote of the stockholders should be duly presented for a vote at the Annual Meeting, then the persons named in the proxy card intend to vote such proxy in accordance with their best judgment.

Regional Management Corp. | Proxy Statement for 2025 Annual Meeting of Stockholders | 69

REGIONAL MANAGEMENT

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** **or scan the QR Barcode above.**

You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V66223-P25847

KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

REGIONAL MANAGEMENT CORP.

The Board of Directors recommends you vote FOR the election of the nominees for director named below.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert W. Beck
02) Julie Booth
03) Jonathan D. Brown
04) Roel C. Campos
05) Maria Contreras-Sweet
06) Michael R. Dunn
07) Steven J. Freiberg
08) Sandra K. Johnson
09) Carlos Palomares

The Board of Directors recommends you vote FOR proposals 2 and 3.	For	Against	Abstain
2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.	☐	☐	☐
3. Advisory vote to approve executive compensation.	☐	☐	☐

NOTE: THE UNDERSIGNED HEREBY RATIFIES AND CONFIRMS ALL THAT SAID AGENTS, OR ANY OF THEM OR THEIR SUBSTITUTES, MAY LAWFULLY DO OR CAUSE TO BE DONE BY VIRTUE HEREOF, AND ACKNOWLEDGES RECEIPT OF THE NOTICE OF THE ANNUAL MEETING, THE ACCOMPANYING PROXY STATEMENT, AND THE ANNUAL REPORT ON FORM 10-K TO STOCKHOLDERS FOR THE FISCAL YEAR ENDED DECEMBER 31, 2024.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

If you plan to attend the meeting at www.virtualshareholdermeeting.com/RM2025, you will be required to enter the control number found on the proxy card or voting instruction form you previously received. The Annual Meeting will be held in virtual meeting format only, via the internet, with no physical in-person meeting. For more information, see "General Information and Frequently Asked Questions" in the proxy statement.

The Notice of Annual Meeting of Stockholders, 2024 Annual Report on Form 10-K, and Proxy Statement are available at www.proxyvote.com.

V66224-P25847

REGIONAL MANAGEMENT CORP.
Annual Meeting of Stockholders
May 15, 2025 at 1:00 PM EDT
www.virtualshareholdermeeting.com/RM2025

This proxy is solicited by the Board of Directors.

The undersigned stockholder of Regional Management Corp. hereby appoints Robert W. Beck and Catherine R. Atwood as Proxies, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all of the shares of common stock, $0.10 par value per share, of the Company held of record by the undersigned on April 2, 2025, at the Annual Meeting of the Stockholders of the Company to be held on May 15, 2025, or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER SPECIFIED HEREIN BY THE UNDERSIGNED STOCKHOLDER. THIS PROXY, IF DULY EXECUTED AND RETURNED, WILL BE VOTED "FOR" THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSALS 2 AND 3, IF NO INSTRUCTION TO THE CONTRARY IS INDICATED. THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS IN ACCORDANCE WITH THEIR JUDGMENT.

Continued and to be signed on reverse side